                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY





                                TBC CORPORATION

                   NOTE PURCHASE AND PRIVATE SHELF AGREEMENT


                                  $32,500,000

                 7.55% Series A Senior Notes Due July 10, 2003


                                  $11,000,000

                 7.87% Series B Senior Notes Due July 10, 2005


                                  $16,500,000

                 8.06% Series C Senior Notes Due July 10, 2008


                                  $25,000,000

                             Private Shelf Facility




                          Dated as of July 10, 1996

                               TABLE OF CONTENTS
                            (not part of agreement)

                                                                                                                     Page
                                                                                                                     ----
1.       AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 1 -
         1A.         AUTHORIZATION OF ISSUE OF INITIAL NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . .   - 1 -
         1B.         AUTHORIZATION OF ISSUE OF SHELF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 2 -

2.       PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 2 -
         2A.         PURCHASE AND SALE OF INITIAL NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 2 -
         2B.         PURCHASE AND SALE OF SHELF NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 2 -
                     2B(1).         FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 2 -
                     2B(2).         ISSUANCE PERIOD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 3 -
                     2B(3).         REQUEST FOR PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 3 -
                     2B(4).         RATE QUOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 3 -
                     2B(5).         ACCEPTANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -
                     2B(6).         MARKET DISRUPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -
                     2B(7).         FACILITY CLOSINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -
                     2B(8).         FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                     2B(8)(i).      FACILITY FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                     2B(8)(ii).     ISSUANCE FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                     2B(8)(iii).    DELAYED DELIVERY FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                     2B(8)(iv).     CANCELLATION FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 6 -

3.       CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 6 -
         3A.         CERTAIN DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 6 -
         3B.         OPINION OF PURCHASER'S SPECIAL COUNSEL   . . . . . . . . . . . . . . . . . . . . . . . . . .   - 7 -
         3C.         REPRESENTATIONS AND WARRANTIES; NO DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . .   - 7 -
         3D.         PURCHASE PERMITTED BY APPLICABLE LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
         3E.         PAYMENT OF FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
         3F.         CLOSING OF ACQUISITION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -


4.       PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
         4A.         REQUIRED PREPAYMENTS OF INITIAL NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                     4A(1).         SERIES A NOTES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                     4A(2).         SERIES B NOTES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                     4A(3).         SERIES C NOTES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
         4B.         REQUIRED PREPAYMENTS OF SHELF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
         4C.         OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT  . . . . . . . . . . . . . . . . . . . . .   - 9 -
         4D.         NOTICE OF OPTIONAL PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
         4E.         APPLICATION OF REQUIRED PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
         4F.         APPLICATION OF OPTIONAL PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
         4G.         NO ACQUISITION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 10 -

5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 10 -
         5A.         FINANCIAL STATEMENTS; NOTICE OF DEFAULTS   . . . . . . . . . . . . . . . . . . . . . . . . .  - 10 -
         5B.         INFORMATION REQUIRED BY RULE 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 11 -
         5C.         INSPECTION OF PROPERTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 11 -
         5D.         COVENANT TO SECURE NOTES EQUALLY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 12 -
         5E.         COVENANT REGARDING GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 12 -
         5F.         MAINTENANCE OF INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 12 -
         5G.         MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . . . . .  - 12 -
         5H.         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
         5I.         ENVIRONMENTAL AND SAFETY LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
         5J.         CORPORATE EXISTENCE, ETC.; BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
         5K.         PAYMENT OF TAXES AND CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         5L.         PARI PASSU RANKING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -

6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         6A.         FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                     6A(1).         WORKING CAPITAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                     6A(2).         INTEREST EXPENSE COVERAGE   . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                     6A(3).         CONSOLIDATED TANGIBLE NET WORTH   . . . . . . . . . . . . . . . . . . . . . .  - 14 -
         6B.         LIEN, DEBT AND OTHER RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                     6B(1).         LIENS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                     6B(2).         DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 16 -
                     6B(3).         LOANS, ADVANCES, INVESTMENTS AND
                                       CONTINGENT LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                     6B(4).         SALE OF STOCK AND DEBT OF SUBSIDIARIES  . . . . . . . . . . . . . . . . . . .  - 18 -
                     6B(5).         MERGER AND CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
                     6B(6).         TRANSFER OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 19 -
                     6B(7)          SALE AND LEASE-BACK   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 19 -
         6C.         RELATED PARTY TRANSACTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
         6D.         NEW BANK FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
         6E.         SUBSIDIARY GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -

7.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 21 -
         7A.         ACCELERATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 21 -
         7B.         RESCISSION OF ACCELERATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
         7C.         NOTICE OF ACCELERATION OR RESCISSION   . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
         7D.         OTHER REMEDIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
         8A.         ORGANIZATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
         8B.         FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
         8C.         ACTIONS PENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
         8D.         OUTSTANDING DEBT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
         8E.         TITLE TO PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -

         8F.         TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
         8G.         CONFLICTING AGREEMENTS AND OTHER MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
         8H.         OFFERING OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
         8I.         USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
         8J.         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
         8K.         GOVERNMENTAL CONSENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
         8L.         ENVIRONMENTAL COMPLIANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
         8M.         DISCLOSURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
         8N.         HOSTILE TENDER OFFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -

9.       REPRESENTATIONS OF THE PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
         9A.         NATURE OF PURCHASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
         9B.         SOURCE OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -

10.      DEFINITIONS; ACCOUNTING MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
         10A.        YIELD-MAINTENANCE TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
         10B.        OTHER TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
         10C.        ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS  . . . . . . . . . . . . . . . . . . . . . .  - 39 -

11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 39 -
         11A.        NOTE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 39 -
         11B.        EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 40 -
         11C.        CONSENT TO AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 40 -
         11D.        FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
                        LOST NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 41 -
         11E.        PERSONS DEEMED OWNERS; PARTICIPATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 41 -
         11F.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                        ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -
         11G.        SUCCESSORS AND ASSIGNS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -
         11H.        INDEPENDENCE OF COVENANTS; SEVERABILITY; DESCRIPTIVE HEADINGS  . . . . . . . . . . . . . . .  - 42 -
         11I.        NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 42 -
         11J.        PAYMENTS DUE ON NON-BUSINESS DAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         11K.        MAXIMUM INTEREST PAYABLE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         11L.        CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES    . . . . . . . . . . . . . . . . . . . . . .  - 43 -
         11M.        SATISFACTION REQUIREMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
         11N.        GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
         11O.        SEVERALTY OF OBLIGATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
         11P.        COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
         11Q.        BINDING AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 45 -

                             Exhibits and Schedules


Purchaser Schedule
Information Schedule
Exhibit A-1    --    Form of Series A Note
Exhibit A-2    --    Form of Shelf Note
Exhibit B      --    Form of Request for Purchase
Exhibit C      --    Form of Confirmation of Acceptance
Exhibit D-1    --    Form of Opinion of Company Counsel, Initial Notes Closing
Exhibit D-2    --    Form of Opinion of Company Counsel, Shelf Note Closing
Exhibit E      --    Form of Sharing Agreement
Exhibit F      --    Wire Instructions


Schedule 6B(1)   --           Existing Liens
Schedule 6B(2)   --           Permitted Subsidiary Debt
Schedule 6B(3)   --           Existing Loans and Investments
Schedule 6(C)    --           Existing Stock Incentive Plans
Schedule 8D      --           Existing Guarantees
Schedule 8G      --           Agreements Restricting Debt

                                TBC CORPORATION
                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

                                                             As of July 10, 1996

The Prudential Insurance Company
  of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

c/o Prudential Capital Group
4900 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270

Ladies and Gentlemen:

                 The undersigned, TBC CORPORATION (herein called the "COMPANY"), hereby agrees with you as follows:

                 1.  AUTHORIZATION OF ISSUE OF NOTES.

                 1A.   AUTHORIZATION OF ISSUE OF INITIAL NOTES.  The Company
will authorize the issue of its senior promissory notes in the aggregate principal amount of:

                 (i) $32,500,000, to be dated the date of issue thereof, to mature July 10, 2003 to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.55% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein (the "SERIES A NOTES"),

                 (ii) $11,000,000, to be dated the date of issue thereof, to mature July 10, 2005 to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.87% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein (the "SERIES B NOTES"),

                 (iii) $16,500,000, to be dated the date of issue thereof, to mature July 10, 2008 to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 8.06% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein (the "SERIES C NOTES"), and, in each case, to be substantially in the form of Exhibit A-1 attached hereto. The terms "INITIAL NOTE" and "INITIAL NOTES" as used herein shall include each Initial Note delivered pursuant to any provision of this Agreement and each Initial Note delivered in substitution or exchange for any such Initial Note pursuant to any such provision.

                 1B.   AUTHORIZATION OF ISSUE OF SHELF NOTES.  The Company will
authorize the issue of its additional senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 11 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Initial Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate,
(v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

                 2.  PURCHASE AND SALE OF NOTES.

                 2A.   PURCHASE AND SALE OF INITIAL NOTES.  The Company hereby
agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company (i) $32,500,000 aggregate principal amount of Series A Notes, (ii) $11,000,000 aggregate principal amount of Series B Notes, and (iii) $16,500,000 aggregate principal amount of Series C Notes, each at 100% of such aggregate principal amount. On July 10, 1996 or any other date prior to August 12, 1996 upon which the Company and Prudential may agree (herein called the "INITIAL CLOSING DAY"), the Company will deliver to Prudential at the offices of Prudential Capital Group, One Gateway Center, 11th Floor, 7-45 Raymond Boulevard West, Newark, New Jersey 07102 one or more Series A Notes, Series B Notes and Series C Notes registered in its name, evidencing the respective aggregate principal amounts of Series A Notes, Series B Notes and Series C Notes to be purchased by Prudential, and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the escrow account established at State Street Bank and Trust Company, Boston, MA, in connection with the Company's acquisition of Big O, as set forth on Exhibit F attached hereto.

                 2B.   PURCHASE AND SALE OF SHELF NOTES.

                 2B(1).   FACILITY.  Prudential is willing to consider, in its
sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

                 2B(2).   ISSUANCE PERIOD.  Shelf Notes may be issued and sold
pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

                 2B(3).   REQUEST FOR PURCHASE.  The Company may from time to
time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 (or the then remaining Available Facility Amount, if lesser) and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify whether the fee to be due pursuant to paragraph 2B(8)(ii) should be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4) or will be paid separately by the Company on the Closing Day for such purchase and sale, (viii) specify the Designated Spread for such Shelf Notes and (ix) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

                 2B(4).   RATE QUOTES.  Not later than five Business Days after
the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

                 2B(5).   ACCEPTANCE.  Within 30 minutes after Prudential shall
have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 (or the then remaining Available Facility Amount, if lesser) aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

                 2B(6).   MARKET DISRUPTION.  Notwithstanding the provisions of
paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

                 2B(7).   FACILITY CLOSINGS.  Not later than 11:30 A.M. (New
York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, 4900 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270 the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

                 2B(8).   FEES.

                 2B(8)(i).   FACILITY FEE.  In consideration for the time,
effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "FACILITY FEE") in the amount of $150,000.

                 2B(8)(ii). ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day (other than the Initial Closing Day) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day, unless the Company shall have requested pursuant to the applicable Request for Purchase that such fee be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4).

                 2B(8)(iii).   DELAYED DELIVERY FEE.  If the closing of the
purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential
(a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA
where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

                 2B(8)(iv).   CANCELLATION FEE.  If the Company at any time
notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

                 3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

                 3A.   CERTAIN DOCUMENTS.  Such Purchaser shall have received
the following, each dated the date of the applicable Closing Day:

                 (i)   The Note(s) to be purchased by such Purchaser.

                 (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                 (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                 (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

                 (v) A favorable opinion of Thompson Hine & Flory L.L.P., counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Initial Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                 (vi) A good standing certificate for the Company from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

                 (vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State of Tennessee and, in the case of Big O, in the offices of the Secretaries of State of Colorado, Idaho and Indiana together with copies of such financing statements.

                 (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

                 3B.   OPINION OF PURCHASER'S SPECIAL COUNSEL.  Such Purchaser
shall have received from Sabrina M. Coughlin, Assistant General Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

                 3C.   REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The
representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such

Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

                 3D.   PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of
and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

                 3E.   PAYMENT OF FEES.  The Company shall have paid to
Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

                 3F.   CLOSING OF ACQUISITION.  With respect to the Initial
Closing only, Prudential shall have received (i) a fully-executed copy of the Acquisition Agreement and a copy of each other document related thereto which Prudential shall have requested, in each case certified as true and correct by the Secretary or an Assistant Secretary of the Company, and (ii) evidence satisfactory to it that the acquisition by the Company of Big O has been consummated pursuant to the terms of the Acquisition Agreement.


                 4. PREPAYMENTS. The Initial Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Initial Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

                 4A.   REQUIRED PREPAYMENTS OF INITIAL NOTES.

                 4A(1)   SERIES A NOTES.  Until the Series A Notes shall be
paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $6,500,000 on July 10 in each of the years 1999 through and including 2002, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

                 4A(2)   SERIES B NOTES.  Until the Series B Notes shall be
paid in full, the Company shall apply to the prepayment of the Series B Notes, without Yield-Maintenance Amount, the sum of $5,500,000 on July 10, 2004, and such principal amount of the Series B Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

                 4A(3)   SERIES C NOTES.  Until the Series C Notes shall be
paid in full, the Company shall apply to the prepayment of the Series C Notes, without Yield-Maintenance Amount, the sum of $5,500,000 on July 10 in each of the years 2006 and 2007, such principal amounts of the Series C Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series C Notes, together with interest accrued thereon, shall become due on the maturity date of the Series C Notes.

                 4B.   REQUIRED PREPAYMENTS OF SHELF NOTES.  Each Series of
Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

                 4C.   OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.  The
Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

                 4D.   NOTICE OF OPTIONAL PREPAYMENT.  The Company shall give
the holder of each Note to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

                 4E.   APPLICATION OF REQUIRED PREPAYMENTS.  In the case of
each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

                 4F.   APPLICATION OF OPTIONAL PREPAYMENTS.  In the case of
each prepayment pursuant to paragraph 4C of less than the entire unpaid principal amount of all outstanding Notes, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series

(including, for the purpose of this paragraph 4F only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

                 4G.   NO ACQUISITION OF NOTES.  The Company shall not, and
shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

                 5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

                 5A.   FINANCIAL STATEMENTS; NOTICE OF DEFAULTS.  The Company
covenants that it will deliver to each holder of any Notes in duplicate:

                 (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated statements;

                 (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated statements;

                 (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                 (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                 (v) with reasonable promptness, such other financial data as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B(1), 6B(2), 6B(3) and 6B(6) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

                 The Company also covenants that as soon as practicable and in any event no later than the Business Day immediately following any day on which any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

                 5B.   INFORMATION REQUIRED BY RULE 144A.  The Company
covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

                 5C.   INSPECTION OF PROPERTY.  The Company covenants that it
will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

                 5D.   COVENANT TO SECURE NOTES EQUALLY.  The Company covenants
that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

                 5E.   COVENANT REGARDING GUARANTEES.  The Company covenants
that if any Person (other than a Subsidiary) provides a Guarantee of any Debt of the Company, it will cause such Person to Guarantee the Notes equally and ratably with such other Debt for so long as such other Debt is guaranteed; provided, that the provision of any such Guarantee with respect to the Notes shall not in any way limit or modify the rights of the holders of the Notes to enforce the provisions of paragraph 6B(2); it being understood that any Guarantee by a Subsidiary of any Debt of the Company must comply with the provisions of paragraph 6B(2).

                 5F.   MAINTENANCE OF INSURANCE.  The Company covenants that it
and each of its Subsidiaries will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties, liabilities, risks, contingencies and hazards (including, but not limited to, product liability, public liability and business interruption) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses and together with each delivery of financial statements under clause (ii) of paragraph 5A, it will deliver an Officers'
Certificate specifying the details of such insurance in effect.   Insurance
required by this paragraph 5F shall be with insurers rated A or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Holders.

                 5G.   MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS.  The
Company covenants that it and each Subsidiary will (i) (A) maintain or cause to be maintained in good repair, working order and condition, reasonable wear and tear excepted, all properties necessary at that time in its business, and (B) from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and; and (ii) comply with all applicable (A) laws (including Environmental and Safety Laws) rules, regulations, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (B) rules, regulations and requirements necessary to maintain its operating and business licenses, authorizations and permits, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

                 5H.   ERISA.  In the event it or any Subsidiary has
participated, now participates or will participate in any Plan or Multiemployer Plan, the Company covenants that it and any such Subsidiary will deliver to each holder of any Note: (i) promptly and in any event within 10 days after it knows or has reason to know of the occurrence of a reportable event (as defined in section 4043(b) of ERISA and the regulations thereunder) with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such reportable event, together with a statement of the chief financial officer of the Company setting forth details as to such reportable event and the action which the Company proposes to take with respect thereto; (ii) at least 10 days prior to the filing by any plan administrator of a Plan which is a defined benefit plan subject to Title IV of ERISA of a notice of intent to terminate such Plan, a copy of such notice; (iii) promptly upon the reasonable request of a Significant Holder, and in no event more than 10 days after such request, copies of each annual report on Form 5500 that is filed with the Internal Revenue Service, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (iv) promptly and in any event within 10 days after it knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Company describing such event or condition; (v) promptly and in no event more than 10 days after its or any ERISA Affiliate's receipt thereof, the notice concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (vi) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this paragraph 5H shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

                 5I.   ENVIRONMENTAL AND SAFETY LAWS.  The Company covenants
that it will, and will cause each Subsidiary to, deliver promptly to you any notice of (i) any material enforcement, cleanup, removal or other material governmental or regulatory actions instituted, completed or, to the Company's best knowledge, threatened pursuant to any Environmental and Safety Laws; (ii) all material Environmental Costs and Liabilities against or in respect of the Company, any Subsidiary or any real property of the Company or its Subsidiaries; and (iii) the Company's or any Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any real property of the Company or its Subsidiaries that such Company or Subsidiary has reason to believe could cause the Company's or a Subsidiary's property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental and Safety Laws which restrictions could have a Material Adverse Effect.

                 5J.   CORPORATE EXISTENCE, ETC.; BUSINESS.  The Company
covenants that it will, and will cause all its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and permits, licenses, franchises and other rights material to its business, except that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interest of the Company and is not disadvantageous to the holders of the Notes. The Company covenants that it will not, and will not permit any Subsidiary to, engage in any business which, in the aggregate with all other unrelated businesses, is material to the Company and its Subsidiaries taken as a whole, other than the businesses conducted by the Company and its Subsidiaries (including Big O) on the date hereof and any other business substantially related thereto.

                 5K.   PAYMENT OF TAXES AND CLAIMS. The Company covenants that
it will, and will cause each Subsidiary to, pay (i) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and (a) which by law have or might become a Lien upon any of its properties or assets or (b) where the failure to pay could have a Material Adverse Effect; provided, that with respect to all of the above no such charge or claim need be paid if subject to a Good Faith Contest.

                 5L.   PARI PASSU RANKING.  The Notes shall at all times rank
pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of the Company, present and future, that have not been accorded by law preferential rights.


                 6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

                 6A.   FINANCIAL COVENANTS.  The Company will not permit:

                 6A(1).   WORKING CAPITAL.  The ratio of Consolidated Current
Assets to Consolidated Current Liabilities to be less than 1.75 to 1.0 at any time.

                 6A(2).   INTEREST EXPENSE COVERAGE.  The ratio of EBITDA to
Interest Expense to be less than 3.50 to 1.0 at any time, in each case for the most recent four fiscal quarter period then ended.

                 6A(3).   CONSOLIDATED TANGIBLE NET WORTH.  Consolidated
Tangible Net Worth at any time to be less than $65,000,000 plus, on a cumulative basis, the sum of (i) 50% of positive Consolidated Net Income in each fiscal year commencing with the fiscal year ended December 31, 1996, and
(ii) 100% of the net proceeds from the issuance and sale of Qualified Stock after the date hereof, except pursuant to employee stock option, stock appreciation and similar stock- based incentive plans applicable to directors and employees of the Company existing on the date hereof and listed on Schedule 6C hereof. For further clarification, in no event will the minimum Consolidated Tangible Net Worth required to be maintained in the previous sentence be reduced by the amount of any net loss or deficit in any fiscal quarter.

                 6B.   LIEN, DEBT, AND OTHER RESTRICTIONS.  The Company will
not and will not permit any Subsidiary to:

                 6B(1).   LIENS.  Create, assume or suffer to exist any Lien
upon any of its properties or assets, whether now owned or hereafter acquired, or any income, participation, royalty or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except:

                 (i) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good Faith Contest;

                 (ii) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are subject to a Good Faith Contest;

                 (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a wholly-owned Subsidiary,

                 (iv) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance, old age benefit and other types of social security, (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction, government or sales contracts and other similar obligations or (C) otherwise to satisfy statutory or legal obligations; provided, that in each such case such Liens (1) were not incurred or made in connection with the incurrence or maintenance of Indebtedness, the borrowing of money, the obtaining of advances or credit, and (2) do not in the aggregate materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of its business;

                 (v)  Liens in existence on the date hereof as set forth on
         Schedule 6B(1) hereto;

                 (vi) any Lien renewing, extending or refunding any Lien permitted by clause (v) above, provided that the amount secured is not increased over the amount of such Debt outstanding immediately prior to such renewal, extension or refunding, and such Lien is not extended to any other property or assets and immediately after such renewal, extension or refunding no Default or Event of Default shall exist;

                 (vii) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of the Company and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of the Company and its Subsidiaries;

                 (viii) Liens that constitute rights of set-off of a customary nature in accounts maintained with, or cash collateral accounts in respect of letter of credit facilities established by, any bank which is a party to a Sharing Agreement, which Sharing Agreement expressly covers such rights of set-off and cash collateral accounts and shares such Liens with the holders of the Notes pursuant to the terms of such Sharing Agreement; and

                 (ix) Liens on properties or assets of the Company or any Subsidiary other than those described in clauses (i) - (viii) above that secure Debt permitted by paragraph 6B(2); provided that (A) after giving effect to such Liens, the Company and the Subsidiaries are in compliance with the provisions of clauses (C), (D) and (E) of paragraph 6B(2)(iii), (B) in no event shall the Company permit any Lien to exist at any time on any of its current assets, and (C) no Default or Event of Default shall exist.

                 6B(2).   DEBT.  Create, incur, assume or suffer to exist any
         Debt, except

                 (i) Debt of any Subsidiary to the Company or a wholly-owned Subsidiary,

                 (ii)  notwithstanding any restriction contained in clause
         (iii)(D) or (E) below, Permitted Subsidiary Debt (it being understood that any renewal, extension, replacement or refunding of such Permitted Subsidiary Debt must comply with the provisions of clauses
         (iii)(D) and (E) below),

                 (iii) other Funded Debt of the Company (other than Debt to any Subsidiary) and Subsidiaries, provided that

                     (A) the aggregate principal amount of all Funded Debt of the Company (including the Notes) and Subsidiaries on a consolidated basis shall not exceed 55% of Consolidated Capitalization at any time;

                     (B) the aggregate principal amount of all Adjusted Funded Debt of the Company (including the Notes) and Subsidiaries on a consolidated basis shall not exceed 45% of Adjusted Consolidated Capitalization at any time;

                     (C) the aggregate principal amount of all Company Secured Debt shall not exceed 5% of Consolidated Tangible Net Worth at any time;

                     (D) the aggregate principal amount of all Total Priority Debt less the amount of all Permitted Subsidiary Guarantees shall not exceed 15% of Consolidated Tangible Assets at any time; and

                     (E) the aggregate principal amount of all Adjusted Subsidiary Debt less Excluded Subsidiary Debt plus the amount of all Restricted Subsidiary Guarantees shall not exceed 5% of Consolidated Tangible Net Worth at any time;

         ; provided that, with respect to each calculation under this clause
         (iii), in the event that the Company guarantees any Funded Debt of a Subsidiary or any Subsidiary guarantees any Funded Debt of the Company or another Subsidiary, the Indebtedness in respect of all such Guarantees (other than Permitted Subsidiary Guarantees) shall be included as separate and additional items of Indebtedness to that of both (a) the underlying Debt of the primary obligor guaranteed thereby and (b) any other Guarantee thereof by the Company or another Subsidiary, as the case may be.

                 (iv) Current Debt of the Company and Subsidiaries; provided that the Company will not guarantee any Current Debt of a Subsidiary.

                 6B(3).   LOANS, ADVANCES, INVESTMENTS AND CONTINGENT
LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company to, or Guarantee, directly or indirectly, in connection with the stock or dividends of, or own, purchase or acquire any stock, or equity securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing collectively being "INVESTMENTS"), except:

                 (i)   loans or advances to any wholly-owned Subsidiary,

                 (ii) stock, obligations or other securities of a wholly-owned Subsidiary or a corporation which immediately after the purchase or acquisition of such stock, obligations or other securities will be a wholly-owned Subsidiary,

                 (iii) obligations backed by the full faith and credit of the United States Government (whether issued by the United States Government or an agency thereof), and obligations guaranteed by the United States Government, in each case which mature within one year from the date acquired;

                 (iv) (A) demand and time deposits with, Eurodollar deposits with or certificates of deposit issued by or (B) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System that are accepted by, any commercial bank or trust company (1) organized under the laws of the United States or any of its states or having branch offices therein, (2) having equity capital in excess of $250,000,000 and (3) who issues either (x) senior debt securities rated A or better by S&P or A2 or better by Moody's or (y) commercial paper rated A-1 by S&P or Prime-1 by Moody's (or, in either case if such commercial paper is not rated by S&P or Moody's, an equivalent rating from another nationally recognized credit rating agency), in each case payable in the United States in United States dollars, in each case which mature within 270 days from the date acquired;

                 (v) the loans, investments and advances existing as of the date hereof and listed on Schedule 6B(3) hereto;

                 (vi) extended payment terms granted to, and evidenced by notes payable of, customers of the Company or any Subsidiary, provided that such customers are not Affiliates of the Company and that the aggregate amount of all such Investments permitted pursuant to this clause (vi) shall not exceed $3,000,000 at any time outstanding;

                 (vii) repurchase agreements for terms of less than 30 days with any commercial bank (1) organized under the laws of the United States or any of its states or having branch offices therein, (2) having equity capital in excess of $250,000,000 and (3) who issues either (x) senior debt securities rated A or better by S&P or A2 or better by Moody's or (y) commercial paper rated A-1 by S&P or Prime-1 by Moody's (or, in either case if such commercial paper is not rated by S&P or Moody's, an equivalent rating from another nationally recognized credit rating agency), provided that such repurchase agreements are secured and collateralized by obligations backed by the full faith and credit of the United States Government in aggregate face amount equal to or greater than the obligations so secured; and

                 (viii) Investments other than those set forth in the preceding clauses (i) - (vii) of this definition; provided that the aggregate amount of such Investments, valued at the greater of the original cost or fair market value thereof, shall not exceed 10% of Consolidated Tangible Net Worth at any time.

                 Notwithstanding the foregoing, no Subsidiary shall make any loan or advance to, or acquire any stock, obligations or securities of, the Company, except, with respect to loans or advances, pursuant to a subordination agreement in form and substance satisfactory to the Required Holders.

                 6B(4).   SALE OF STOCK AND DEBT OF SUBSIDIARIES.  Sell or
otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary and no Subsidiary shall issue or sell stock or Debt, except (i) to the Company or a wholly-owned Subsidiary, (ii) Debt of a Subsidiary permitted by paragraph 6B(2) and (iii) that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (i) such sale or other disposition is treated as a transfer of assets of such Subsidiary and is permitted by paragraph 6B(6) and (ii) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Paragraph 6C(4)) or any Debt of the Company or any other Subsidiary;


                 6B(5).   MERGER AND CONSOLIDATION.  Merge or consolidate with
or into any other Person, except that:

                     (i) any wholly-owned Subsidiary may merge or consolidate with or into the Company; provided that the Company is the continuing or surviving corporation,

                     (ii) any Subsidiary may merge or consolidate with or into a wholly-owned Subsidiary; provided that such wholly-owned Subsidiary is the continuing or surviving corporation,

                     (iii) any Subsidiary may merge or consolidate with any
                 other solvent corporation, provided that, immediately after giving effect to such merger or consolidation (a) a Subsidiary shall be the continuing or surviving corporation and (b) no Default or Event of Default exists or would exist after giving effect to such merger or consolidation, and

                     (iv) the Company may merge or consolidate with any other
                 solvent corporation, provided that (a) (1) the Company shall be the continuing or surviving corporation or (2) the continuing or surviving corporation is a corporation duly organized and existing under the laws of any state of the United States of America, the District of Columbia, Canada or a province thereof, with substantially all of its assets located and substantially all of its operations conducted within the United States of America or Canada, and such continuing or surviving corporation expressly assumes, by a written agreement satisfactory in form and substance to the Required Holders (which agreement may require, in connection with such assumption, the delivery of such opinions of counsel as the Required Holders may require), the obligations of the Company under this Agreement and the Notes, and (b) no Default or Event of Default exists or would exist immediately after giving effect to such merger.

                 6B(6).   TRANSFER OF ASSETS.  Transfer any of its assets
                 except that:

                     (i) any Subsidiary may Transfer assets to the Company or a wholly-owned Subsidiary,

                     (ii) the Company or any Subsidiary may sell inventory in the ordinary course of business,

                     (iii) the Company may sell as an entirety 100% of the stock or substantially all of the assets of Battery Associates, Inc. and Northern States Tire, Inc. to any Person for a purchase price approved in each case by the Board of Directors of the Company,

                     (iv) the Company or Big O may, in the ordinary course of its franchising business, sell Big O retail tire and auto service stores to Big O's franchisees, and

                      (v) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (A) the sum of (1) the book value of, or, if higher, the actual sales proceeds received in respect of, each such asset plus (2) the book value of, or, if higher, actual sales proceeds received in respect of, all other assets Transferred pursuant to this clause (v) during the then current fiscal year, shall not exceed 5% of the Consolidated Tangible Assets of the Company and (B) the aggregate book value of, or, if higher, actual sales proceeds received in respect of, all assets Transferred pursuant to this clause (v) since the date hereof, shall not exceed 20% of Consolidated Tangible Assets; provided, however, that the aggregate amount of any actual sales proceeds in excess of book value shall be added to Consolidated Tangible Assets for purposes of the calculations required in this clause (v).

                 6B(7).   SALE AND LEASE-BACK.  Enter into any arrangement with
any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary unless (A) the Transfer of such assets complies with paragraph 6B(6) and (B) such lease obligations are capitalized and are treated as Debt under, and comply with, paragraph 6B(2).

                 6C.   RELATED PARTY TRANSACTIONS.  The Company will not and
will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise any Related Party except in the ordinary course of business and upon terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in an arm's-length transaction with an unrelated third party; provided that the foregoing shall not apply to (A) any transaction between the Company and any wholly-owned Subsidiary or between wholly-owned Subsidiaries, (B) sales to, or purchases from, any such Related Party of shares of Qualified Stock (provided that, except pursuant to employee stock option, stock appreciation and similar stock-based incentive plans applicable to directors and employees of the Company existing on the date hereof and listed on Schedule 6C hereof, the consideration shall equal the fair market value thereof), (C) any transaction between the Company or any wholly-owned Subsidiary and TBC de Mexico, a Mexican variable capital corporation, or TBC Worldwide, a Delaware limited liability company, and (D) transactions between Big O and any joint venture established by Big O in the ordinary course of business.

                 6D. NEW BANK FACILITIES. The Company covenants that, after the date hereof, it will not enter into the proposed $30,000,000 long term credit agreement and the $48,500,000 revolving credit facility (collectively, for the purposes of this paragraph 6D, the "Credit Agreements"), each between the Company, First Tennessee Bank, National Association, as administrative agent and lender, NBD Bank, as co-agent and lender, and each of the other lending institutions party thereto (collectively, for the purposes of this paragraph 6D, the "Lenders") or, in the event that the Company does not enter into the Credit Agreements with the Lenders, any long term or revolving credit facility in replacement of the Credit Agreements, unless the form of the Credit Agreements governing such bank facilities or the agreements relating to any such replacement facilities, as the case may be, and all instruments evidencing the Indebtedness incurred thereunder are in form and substance satisfactory to the Required Holders. In addition to the restriction contained in the immediately preceding sentence, the Company further covenants that the Company will cause (a) each Subsidiary, if any, which guarantees the Debt of the Company under the Credit Agreements to execute and deliver to Prudential a Subsidiary Guarantee, together with such officers' certificates, good standing certificates and opinions of counsel as the Required Holders may reasonably request, and (b) the Lenders to execute and deliver to Prudential a fully-executed Sharing Agreement between Prudential and the Lenders.

                 6E. SUBSIDIARY GUARANTEES. The Company will not permit any Subsidiary to guarantee any Debt of the Company unless (a) after giving effect to such Guarantee, the Company is in compliance with each of clauses (D) and
(E) of paragraph 6B(2)(iii) or (b) the guaranteeing Subsidiary executes and delivers to each holder of Notes a Subsidiary Guarantee together with such officers' certificates, good standing certificates and opinions of counsel as the Required Holders may reasonably request and the beneficiaries of such Guarantee execute and deliver to each holder of Notes a fully-executed Sharing Agreement.

                 7.   EVENTS OF DEFAULT.

                 7A.   ACCELERATION.  If any of the following events shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                 (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                 (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                 (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

                 (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                 (v) the Company fails to perform or observe any agreement contained in paragraph 6 and either (a) such failure is not remedied within 2 days after any Responsible Officer obtains knowledge thereof or (b) within such 2 day period, a holder of any Note gives the Company a notice that such failure constitutes an Event of Default hereunder; or

                 (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                 (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                 (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                 (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                 (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                 (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

                 (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 (xiii) one or more final judgments in an aggregate amount in excess of $5,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                 (xiv) (A) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $5,000,000; (B) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code; (C) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings; (D) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000; (E) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans; (F) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; or (G) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (B) through (G) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                 (xv) after the date on which any Subsidiary issues a Subsidiary Guarantee, such Subsidiary Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any such Subsidiary Guarantee.

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,
(b) if such event is an Event of Default specified in clause (viii), (ix) or
(x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

                 7B.   RESCISSION OF ACCELERATION.  At any time after any or
all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-

Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                 7C.   NOTICE OF ACCELERATION OR RESCISSION.  Whenever any Note
shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

                 7D.   OTHER REMEDIES.  If any Event of Default or Default
shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                 8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated) as of the date hereof and as of each Closing Day:

                 8A.   ORGANIZATION.  The Company is a corporation duly
organized and existing in good standing under the laws of the State of Delaware, each Subsidiary (including Big O) is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

                 8B.   FINANCIAL STATEMENTS.  The Company has furnished each
Purchaser of any Notes with the following financial statements (other than consolidating information referred to below for any period prior to June 30,
1996), identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for each such year, all consolidated statements being reported on by Coopers & Lybrand and (ii) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

                 8C.   ACTIONS PENDING.  There is no action, suit,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

                 8D.   OUTSTANDING DEBT.  Neither the Company nor any of its
Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto. Attached hereto as Schedule 8D is a list of all Guarantees of the Company and each Subsidiary (as such Schedule 8D may have been modified from time to time by written supplements thereto delivered by the Company to Prudential).

                 8E.   TITLE TO PROPERTIES.  The Company has and each of its
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

                 8F.   TAXES.  The Company has and each of its Subsidiaries
(other than Big O for periods prior to July 10, 1996) has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. For the periods prior to July 10, 1996, Big O has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed and which the failure to file could have a Material Adverse Effect, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles or which the failure to pay could not have a Material Adverse Effect.

                 8G.   CONFLICTING AGREEMENTS AND OTHER MATTERS.  Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company to Prudential).

                 8H.   OFFERING OF NOTES.  Neither the Company nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                 8I.   USE OF PROCEEDS.  The proceeds of the Initial Notes will
be used to fund the acquisition of Big O pursuant to the Acquisition Agreement through the purchase of outstanding public common stock, and to fund the refinancing of certain existing Indebtedness of Big O. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any

Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                 8J.   ERISA.  No accumulated funding deficiency (as defined in
section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

                 8K.   GOVERNMENTAL CONSENT.  Neither the nature of the Company
or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

                 8L.   ENVIRONMENTAL COMPLIANCE.  The Company and its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect.

                 8M.   DISCLOSURE.  Neither this Agreement nor any other
document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

                 8N.   HOSTILE TENDER OFFERS.  None of the proceeds of the sale
of any Notes will be used to finance a Hostile Tender Offer.

                 9.   REPRESENTATIONS OF THE PURCHASERS.

         Each Purchaser represents as follows:

                 9A.   NATURE OF PURCHASE.  Such Purchaser is not acquiring the
Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

                 9B.   SOURCE OF FUNDS.  No part of the funds used by such
Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

                 10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

                 10A.   YIELD-MAINTENANCE TERMS.

                 "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                 "DESIGNATED SPREAD" shall mean .50% in the case of each Initial Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

                 "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such

Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                 "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

                 "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                 "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                 "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

                 10B.   OTHER TERMS.

                 "ACCEPTANCE" shall have the meaning specified in paragraph
2B(5).

                 "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(5).

                 "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2B(5).

                 "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(5).

                 "ACQUISITION AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of April 30, 1996, among the Company, Big O and TBCO Acquisition, Inc.

                 "ADJUSTED CONSOLIDATED CAPITALIZATION" shall mean, as at any time of determination thereof, the sum of (i) shareholder's or stockholders' equity and (ii) the aggregate Debt of the Company and Subsidiaries other than Guarantees described in clause (vii) of the definition of Indebtedness.

                 "ADJUSTED FUNDED DEBT" shall mean all Funded Debt other than Guarantees described in clause (vii) of the definition of Indebtedness.

                 "ADJUSTED SUBSIDIARY DEBT" shall mean all Funded Debt (whether secured or unsecured) of any Subsidiary less Guarantees issued by any Subsidiary described in clause (vii) of the definition of Indebtedness.

                 "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and
(ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                 "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

                 "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                 "BIG O" shall mean Big O Tires, Inc., a Nevada corporation.

                 "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

                 "CANCELLATION DATE" shall have the meaning specified in paragraph 2B(8)(iv).

                 "CANCELLATION FEE" shall have the meaning specified in paragraph 2B(8)(iv).

                 "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                 "CLOSING DAY" shall mean, with respect to the Initial Notes, the Initial Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "COMPANY SECURED DEBT" shall mean, without duplication and as at any time of determination thereof, Debt of the Company secured by Liens (other than as described in clauses (i), (ii), (iv), (vii) and (viii) of paragraph 6B(1)).

                 "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

                 "CONSOLIDATED CAPITALIZATION" shall mean, as at any time of determination thereof, the sum of (i) shareholder's or stockholders' equity and
(ii) the aggregate Debt of the Company and Subsidiaries.

                 "CONSOLIDATED NET INCOME" shall mean, as to any period, consolidated gross revenues of the Company and its Subsidiaries less all operating and non-operating expenses of the Company and its Subsidiaries for such period, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues the following:

                 (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the Transfer of capital assets (i.e., assets other than current assets)(other than property, plant and equipment that, in the good faith judgment of the Company, has no remaining productive capacity or Big O retail stores);

                 (ii) any gains resulting from the write-up of assets;

                 (iii) any equity of the Company or any Subsidiary in the undistributed earnings (but not losses) of any corporation which is not a Subsidiary;

                 (iv) undistributed earnings of any Subsidiary to the extent that such Subsidiary is not at the time permitted to (A) make or pay dividends to any Subsidiary parent thereof or the Company, (B) repay intercompany loans or advances to any Subsidiary parent thereof or the Company, (C) convert such earnings into U.S. dollars or repatriate earnings to any Subsidiary parent thereof or the Company or (D) otherwise Transfer property or other assets to any Subsidiary parent thereof or the Company, whether by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                 (v) any earnings or losses of any Person acquired by the Company or any Subsidiary through purchase, merger, consolidation or otherwise for any fiscal period prior to the fiscal period in which the acquisition occurs;

                 (vi) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

                 (vii) gains or losses from the acquisition of securities or the retirement or extinguishment of Debt;

                 (viii) gains on collections from insurance policies or settlements;

                 (ix) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                 (x) any income or gain during such period from any change in accounting principles, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments,

                 (xi) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

all determined in accordance with generally accepted accounting principles. If the preceding calculation results in a number less than zero, such amount shall be considered a Consolidated net loss.

                 "CONSOLIDATED TANGIBLE ASSETS" shall mean, as at any time of determination thereof, the consolidated assets of the Company and its Subsidiaries less (i) the book value of all intangibles, (ii) any net gains or losses attributable to cumulative translation adjustments and (iii) minority interests held by any third party in any Subsidiary.

                 "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as at any time of determination thereof, the consolidated stockholders' or shareholders' equity of the Company and its Subsidiaries, less (i) the book value of all intangibles, (ii) any net gains or losses attributable to cumulative translation adjustments and (iii) minority interests held by any third party in any Subsidiary.

                 "CURRENT ASSETS" shall mean, as at any time of determination thereof, the aggregate amount carried as current assets on the books of the Company and its Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles.

                 "CURRENT DEBT" shall mean, with respect to any Person, (i) all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof and (ii) in the case of the Company only, the amount, not to exceed an aggregate of $30,000,000, of outstanding Indebtedness under any portion of the Company's revolving credit facility which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year, and not more than three years, from the date of the creation thereof.

                 "CURRENT LIABILITIES" shall mean the aggregate amount carried as current liabilities on the books of the Company and its Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles, plus the amount, not to exceed an aggregate of $30,000,000, of outstanding Indebtedness under any portion of the Company's revolving credit facility which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year, and not more than three years, from the date of the creation thereof.

                 "DEBT" shall mean Current Debt and/or Funded Debt.

                 "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(8)(iii).

                 "EBITDA" shall mean, as to any period, the sum of (i) Consolidated Net Income, plus (ii) allowances for consolidated depreciation and amortization plus (iii) income taxes, plus (iv) consolidated interest expense; provided that, with respect to (ii), (iii) and (iv), any amounts attributable to minority interests in Subsidiaries shall be excluded.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                 "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "ENVIRONMENTAL AND SAFETY LAWS" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

                 "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "EXCLUDED SUBSIDIARY DEBT" shall mean the amount of Permitted Subsidiary Debt which exceeds 5% of Consolidated Tangible Net Worth.

                 "FACILITY" shall have the meaning specified in paragraph
2B(1).

                 "FACILITY FEE" shall have the meaning specified in paragraph 2B(8)(i).

                 "FUNDED DEBT" shall mean with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, less the amount, not to exceed an aggregate of $30,000,000, of outstanding Indebtedness under any portion of the Company's revolving credit facility which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year, and not more than three years, from the date of the creation thereof.

                 "GOOD FAITH CONTEST" shall mean, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Company or any Subsidiary for which adequate reserves therefor have been taken in accordance with generally accepted accounting principles.

                 "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                 "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                 "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                 "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

                 "INDEBTEDNESS" shall mean, with respect to any Person and without duplication, (i) its liabilities for borrowed money, including redemption obligations in respect of mandatorily redeemable preferred stock;
(ii) its liabilities for the deferred purchase price of property acquired by such Person, (iii) all of its Capitalized Lease Obligations; (iv) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (v) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (vi) all its payment obligations with respect to interest rate swaps, currency swaps and similar obligations requiring such Person to make payments, whether periodically or upon the happening of a contingency (the amount of the obligation under any such swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined) and (vii) all its Guarantees with respect to liabilities of a type described in any of clauses
(i) through (vi); it being understood that Indebtedness does not include accounts payable created in the normal course of business.

                 "INITIAL CLOSING DAY" shall have the meaning specified in paragraph 2A.

                 "INITIAL NOTE(S)" shall have the meaning specified in paragraph 1A.

                 "INTEREST EXPENSE" shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis, all interest expense, including, without limitation, all commissions, discounts or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest swap obligations, amortization of debt expense and original issue discount, and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method.

                 "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any lease in the nature thereof) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                 "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of the Company to perform any of their respective obligations under the Agreement and the Notes or (iii) material impairment of the validity or enforceability or the rights of, or the benefits available to, the holders of any of the Notes under this Agreement or the Notes.

                 "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

                 "NOTES" shall have the meaning specified in paragraph 1B.

                 "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                 "PERMITTED SUBSIDIARY DEBT" shall mean the Debt of Subsidiaries existing on the date hereof and listed on Schedule 6B(2) hereto, in the amounts and subject to the Liens listed on such Schedule and pursuant to the terms of the indentures, notes, agreements, instruments and other documents related thereto as listed on such Schedule, all as they exist on the date hereof, but shall not include any renewal, extension, replacement or refunding of such Debt.

                 "PERMITTED SUBSIDIARY GUARANTEES" shall mean the aggregate amount of each Guarantee issued by a Subsidiary guaranteeing Debt of the Company with respect to which (a) such Subsidiary is a Subsidiary Guarantor and
(b) the beneficiary of such Guarantee has executed a Sharing Agreement.

                 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                 "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

                 "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

                 "PURCHASERS" shall mean Prudential with respect to the Initial Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

                 "QUALIFIED STOCK" shall mean the Company's common stock or any other class of Company capital stock that does not have any of the following rights or features: (i) mandatory or scheduled dividends, (ii) redemption or repurchase (or establishment of a sinking fund for such purpose) of such capital stock prior to the final maturity of the Notes, whether mandatory, scheduled or at the option of the holder thereof or (iii) being convertible into or exchangeable for, or having rights, warrants or options to acquire, Debt or any similar obligation.

                 "RELATED PARTY" shall mean (i) any shareholder owning in excess of 1% of the Company's stock, (ii) any executive officer, director, agent, or employee of the Company, (iii) all Persons to whom such Persons are related by blood, adoption or marriage and (iv) all Affiliates of the foregoing Persons.

                 "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2B(3).

                 "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                 "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

                 "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                 "RESTRICTED SUBSIDIARY GUARANTEE" shall mean the aggregate amount of each Guarantee of a Subsidiary guaranteeing Debt of the Company with respect to which (a) such Subsidiary is not a Subsidiary Guarantor or (b) the beneficiary of such Guarantee has not executed a Sharing Agreement.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SERIES" shall have the meaning specified in paragraph 1B.

                 "SHARING AGREEMENT" shall mean any sharing agreement entered into with the holders of the Notes substantially in the form of Exhibit E attached hereto.

                 "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

                 "SUBSIDIARY" shall mean any corporation organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and at least 80% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                 "SUBSIDIARY GUARANTEE" shall mean a Guarantee of the Notes issued by a Subsidiary in form and substance satisfactory to the Required Holders.

                 "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which delivers to each of the holders of Notes a Subsidiary Guarantee pursuant to paragraph 6D or 6E hereof, for so long as such Subsidiary Guarantee is in full force and effect.

                 "TOTAL PRIORITY DEBT" shall mean, without duplication and as at any time of determination thereof, the sum of the following items: (a) Company Secured Debt; and (b) Debt (including, without limitation, any Guarantees) or preferred stock of any Subsidiary to any Person other than the Company or a wholly-owned Subsidiary other than Excluded Subsidiary Debt.

                 "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                 "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 10C.   ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.  All
references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause
(ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

                 11.   MISCELLANEOUS.

                 11A.   NOTE PAYMENTS.  The Company agrees that, so long as any
Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Initial Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

                 11B.   EXPENSES.  The Company agrees to pay, and save
Prudential, each Purchaser and any Transferee harmless against liability for the payment of (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand involving the Company, any Subsidiary or any Affiliate of any thereof issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case involving the Company, any Subsidiary or any Affiliate of any thereof. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                 11C.   CONSENT TO AMENDMENTS.  This Agreement may be amended,
and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                 11D.   FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new
Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                 11E.   PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

                 11F.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                 11G.   SUCCESSORS AND ASSIGNS.  All covenants and other
agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                 11H.   INDEPENDENCE OF COVENANTS; SEVERABILITY; DESCRIPTIVE
HEADINGS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 11I.   NOTICES.  All written communications provided for
hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Initial Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing,
(ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and
(iii) if to the Company, addressed to it at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention: Senior Vice President and Treasurer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

                 11J.   PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                 11K.   MINIMUM INTEREST PAYABLE.  The Company and all holders
of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 11K shall control over all other provisions of the Agreement, any Notes, any Subsidiary Guarantee or any other guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such holder. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of Tennessee and of the United States of America, and "MAXIMUM RATE" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

                 11L.    CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.  The
Company hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 1633 Broadway, New York, New York 10019. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 11L shall affect the right of any Noteholder to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction. To the extent that the Company has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement.

                 11M.   SATISFACTION REQUIREMENT.  If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                 11N.   GOVERNING LAW.  IN ACCORDANCE WITH THE PROVISIONS OF
Section 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

                 11O.   SEVERALTY OF OBLIGATIONS.  The sales of Notes to the
Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

                 11P.   COUNTERPARTS.  This Agreement may be executed in any
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.





                     [SIGNATURES APPEAR ON THE NEXT PAGE.]

                 11Q.   BINDING AGREEMENT.  When this Agreement is executed and
delivered by the Company, and Prudential, it shall become a binding agreement between the Company, and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.


                                        Very truly yours,

                                        TBC CORPORATION


                                        By: /s/ Ronald E. McCollough
                                           ---------------------------
                                        Name: Ronald E. McCollough
                                        Title: Senior Vice President
                                               Operations and Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: /s/ Yvonne Guajardo
    ----------------------------
      Vice President

                               PURCHASER SCHEDULE

                                 INITIAL NOTES

                                TBC CORPORATION


                                             Aggregate
                                             Principal
                                             Amount of
                                             Notes to be      Note Denom-
                                             Purchased        ination(s)
                                             -----------      ------------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                             Series A:
                                             $32,500,000      $32,500,000

                                             Series B:
                                             $11,000,000      $11,000,000

                                             Series C:
                                             $16,500,000      $16,500,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 050-54-526
         Morgan Guaranty Trust Company of New York
         23 Wall Street
         New York, New York 10015
         (ABA No.:  021-000-238)

         Each such wire transfer shall set forth (a) the name of the Company,
         (b) a reference to (i) "7.55% Series A Senior Notes due July 10, 2003", (ii) "7.87% Series B Senior Notes due July 10, 2005, and/or
         (iii) "8.06% Series C Senior Notes due July 10, 2008", as the case may be, (d) "Security No. !INV_____!", (e) the due date and (f) the application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.





                            Purchaser Schedule - 1

(2)      Address for all notices relating to payments:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey  07102

         Attention:  Manager, Investment Operations Group
         Telephone:  (201) 802-5260
         Telecopy:   (201) 802-8055

(3)      Address for all other communications and notices:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Texas Commerce Tower
         2200 Ross Avenue, Suite 4200 E
         Dallas, Texas  75201

         Attention:  Managing Director
         Telecopy:   (214) 720-6299

(4)      Recipient of telephonic prepayment notices:

         Manager, Investment Structure and Pricing
         Telephone:  (201) 802-6660
         Telecopy:   (201) 802-9425

(5)      Tax Identification No.:  22-1211670





                            Purchaser Schedule - 2

                              INFORMATION SCHEDULE

                       Authorized Officers for Prudential

R. A. Walker, Managing Director                    Thomas Cecka, Managing Director
(214) 720-6238
                                                   Four Gateway Center, 7th Floor
Stephen D. Arnold, Vice President                  100 Mulberry Street
(214) 720-6228                                     Newark, New Jersey 07102

Robert G. Gwin, Vice President                     phone:  (201) 802-8286
(214) 720-6212                                     fax:    (201) 802-2662

Randall M. Kob, Vice President
(214) 720-6210

Paul L. Meiring, Vice President
(214) 720-6230

Texas Commerce Tower
2200 Ross Avenue, Suite 4200 E
Dallas, Texas  75201

phone:   (214) 720-6200
fax:     (214) 720-6299


                      Authorized Officers for the Company


Louis S. DePasqua
President and Chief Executive Officer
fax:     (901) 541-3639

Ronald E. McCollough
Senior Vice President Operations and
  Treasurer
fax:     (901) 541-3752

TBC Corporation
4770 Hickory Hill Road
Memphis, Tennessee  38141

phone:   (901) 363-8030




                           Information Schedule - 1

                                                                     EXHIBIT A-1


                             [FORM OF INITIAL NOTE]


                                TBC CORPORATION


  [7.55%/7.87%/8.06%] SERIES [A/B/C] SENIOR NOTE DUE JULY 10, [2003/2005/2008]


No. _____                                                               [Date]
$________


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ___________________________________, or registered assigns, the principal sum of ____________________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of [7.55%/7.87%/8.06%] per annum from the date hereof, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [9.55%/7.87%/10.06%] or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield-Maintenance Amount specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized





                                   A - 1 - 1
in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.





                                        TBC CORPORATION



                                        By: ____________________
                                        Title:__________________





                                   A - 1 - 2

                                                                     EXHIBIT A-2



                              [FORM OF SHELF NOTE]


                                TBC CORPORATION

                             SERIES ___ SENIOR NOTE




No. ____
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of __________, hereby promises to pay to ________________________, or registered assigns, the principal sum of __________________________________________ DOLLARS [on the Final Maturity Date
specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or
(ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.





                                   A - 2 - 1

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and
registered in the name of, the transferee.   Prior to due presentment for
registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.




                                        TBC CORPORATION




                                        By: ______________________________
                                        Title: ___________________________






                                   A - 2 - 2

                                                                       EXHIBIT B


                         [FORM OF REQUEST FOR PURCHASE]


                                TBC CORPORATION


         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of July 10, 1996 between TBC CORPORATION (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

         Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:


         1.      Aggregate principal amount of
                 the Notes covered hereby
                 (the "Notes")  ...................  $________________


         2.      Individual specifications of the Notes:

                                                            Principal
                     Final                                  Prepayment                        Interest
Principal            Maturity                               Dates and                         Payment
Amount(1)            Date                                   Amounts                           Period(2)
- ---------            --------                               -----------                       --------





         3.      Use of proceeds of the Notes:


         4.      Proposed day for the closing of the purchase and sale of the
                 Notes:





____________________

    (1)   Minimum principal amount of $5,000,000.

    (2)   Specify quarterly or semi-annually.

         5.      The purchase price of the Notes is to be transferred to:


                  Name, Address
                  and ABA Routing                           Number of
                  Number of Bank                            Account
                  ---------------                           ---------





         6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

         7. The Issuance Fee to be paid pursuant to the Agreement [should be included in the rate quotes which may be provided by Prudential] [will be paid by the Company on the closing date].

         8. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of _____%.



Dated:                                       TBC CORPORATION




                                             By: ____________________
                                                  Authorized Officer

                                                                       EXHIBIT C

                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                                TBC CORPORATION


         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of July 10, 1996 between TBC CORPORATION (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

         Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.    Accepted Notes:  Aggregate principal
       amount $__________________

                 (A)          (a) Name of Purchaser:
                              (b) Principal amount:
                              (c) Final maturity date:
                              (d) Principal prepayment dates and amounts:
                              (e) Interest rate:
                              (f) Interest payment period:
                              (g) Payment and notice instructions: As set
                                  forth on attached Purchaser Schedule
                              (h) Designated Spread: ___%

                 (B)          (a) Name of Purchaser:
                              (b) Principal amount:
                              (c) Final maturity date:
                              (d) Principal prepayment dates and amounts:
                              (e) Interest rate:
                              (f) Interest payment period:
                              (g) Payment and notice instructions: As set
                                  forth on attached Purchaser Schedule
                              (h) Designated Spread: ___%


         [(C), (D)..... same information as above.]

II.      Closing Day:





Dated:                                   TBC CORPORATION



                                         By:
                                             ----------------------------------
                                         Title:
                                                -------------------------------



                                         [THE PRUDENTIAL INSURANCE
                                           COMPANY OF AMERICA]



                                         By:
                                             ----------------------------------
                                              Vice President



                                         [PRUDENTIAL AFFILIATE]



                                         By:
                                             ----------------------------------
                                               Vice President

                                                                     EXHIBIT D-1


                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                        [Letterhead of ________________]


                                                               [Date of Closing]

The Prudential Insurance Company of America
4900 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270

Ladies and Gentlemen:

         We have acted as counsel for TBC CORPORATION (the "Company") in connection with the Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today its Series A Senior Notes in the aggregate principal amount of $32,500,000 (the "Series A Notes"), Series B Senior Notes in the aggregate principal amount of $11,000,000 (the "Series B Notes") and Series C Senior Notes in the aggregate principal amount of $16,500,000 (the "Series C Notes"; collectively with the Series A Notes and the Series B Notes, the "Initial Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and of Big O (as defined below) and copies certified to our satisfaction of corporate documents and records of the Company and Big O and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement. As used here the term "Big O" shall mean Big O Tires, Inc., a Nevada corporation, after giving effect to consummation of the merger contemplated by, and pursuant to the terms of, the Acquisition Agreement and Plan of Merger, dated as of April 30, 1996, among the Company, Big O Tires, Inc. and TBCO Acquistion, Inc.

         Based on the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Big O is a corporation duly organized and validly





                                   D - 1 - 1
existing in good standing under the laws of the State of Nevada. Each other Subsidiary of the Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. Each of the Company, Big O and the Company's other Subsidiaries has the corporate power to carry on their respective businesses as now being conducted.

         2. The Agreement and the Initial Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

         4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

         5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, Big O or any of the Company's other Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, Big O or any of the Company's other Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company, Big O or any of the Company's other Subsidiaries is a party or otherwise subject.



                               Very truly yours,





                                   D - 1 - 2

                                                                     EXHIBIT D-2

                     [FORM OF OPINION OF COMPANY'S COUNSEL]


                        [Letterhead of _______________]


                                                               [Date of Closing]


[Name(s) and address(es) of
purchaser(s)]


Ladies and Gentlemen:

         We have acted as counsel for TBC CORPORATION (the "Company") in connection with the Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $____________ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

         Based on the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of __________________. [Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.] The Company [and its Subsidiaries] has [have] the corporate power to carry on its [their respective] business[es] as now being conducted. [The Company has no Subsidiaries.]

         2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in





                                   D - 2 - 1
accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

         4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

         5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company [or any of its Subsidiaries] pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company [or any of its Subsidiaries], any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company [or any of its Subsidiaries] is a party or otherwise subject.


                               Very truly yours,





                                   D - 2 - 2

                                                                  EXHIBIT E

                             SHARING AGREEMENT


            This SHARING AGREEMENT, dated as of _________ (this "AGREEMENT"), is entered into by and between _________________________________ [List all/agent banks] [and the other lenders that become parties to the______________ Agreement] referred to below (herein sometimes called the "BANKS"and individually a "BANK"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("PRUDENTIAL" or the "NOTEHOLDER"; the Banks and the Noteholder being herein sometimes collectively called the "LENDERS" and individually called a "LENDER").

                              W I T N E S S E T H:

                 WHEREAS, TBC CORPORATION, a Delaware corporation (the "COMPANY"), and the Banks are entering into a ________________ Credit Agreement, to be dated as of ________________ ([together,] as amended from time to time, being referred to as the "BANK AGREEMENT[S]"), pursuant to which, among other things, the Banks have agreed to make certain loans to the Company [and to issue certain letters of credit for the benefit of the Company].

                 [WHEREAS, payment of certain obligations of the Company to the Banks arising under or in connection with the Bank Agreement[s] from time to time may be guaranteed by one or more Subsidiaries (as defined in the Note Agreement referred to below) of the Company (herein sometimes collectively called the "GUARANTORS" and individually called a "GUARANTOR") pursuant to one or more guaranty agreements in favor of the Banks (collectively the "BANK GUARANTIES");]

                 WHEREAS, under applicable law and the terms of the Bank Agreement[s], the Banks are entitled to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by a Bank to or for the credit or account of the Company, against and on account of liabilities of the Company under the Bank Agreement[s], pursuant to law and the terms of the Bank Agreement[s] (collectively, the "COMPANY SET-OFF RIGHTS");

                 [WHEREAS, under applicable law and the terms of the Bank Guaranties, the Banks may be entitled to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by a Bank to or for the credit or account of the

Guarantors, against and on account of liabilities of the Guarantors under the Bank Guaranties (collectively, the "GUARANTOR SET-OFF RIGHTS"; the Company Set-Off Rights and the Guarantor Set-Off Rights including any right to receive a lien on amounts previously subject to the Company Set-Off Rights or the Guarantor Set-Off Rights, and to recover such amounts, after the commencement of any action under a Bankruptcy Law (as defined in the Note Agreement) are collectively referred to herein as the "SET-OFF RIGHTS");]

                 [WHEREAS, under the Bank Agreement[s], the Company is required to pledge cash collateral to the Banks (the "CASH COLLATERAL") in an amount equal to the outstanding face amount of any letters of credit issued pursuant to the Bank Agreement[s] after an Event of Default (as defined in the Bank Agreement[s]) and the Banks have agreed to share such cash collateral with the Noteholder;]

                 WHEREAS, the Company has entered into a Note Agreement dated as of July 10, 1995 with Prudential (the "NOTE AGREEMENT") for the issuance by the Company and the purchase by Prudential of the Company's 7.55% Series A Senior Notes due July 10, 2003, 7.87% Series B Senior Notes due July 10, 2005 and 8.06% Series C Senior Notes due July 10, 2008 (the "SENIOR NOTES"; the Bank Agreement[s], the Note Agreement and the Senior Notes are collectively referred to herein as the "COMPANY LOAN DOCUMENTS");

                 [WHEREAS, payment of the obligations of the Company to the Noteholder arising under or in connection with the Note Agreement and the Senior Notes from time to time may be guaranteed by the Guarantors pursuant to one or more guaranty agreements (as amended or modified and in effect from time to time, the "NOTEHOLDER GUARANTIES"; the Bank Guaranties and the Noteholder Guaranties being herein collectively called the "SUBJECT GUARANTIES" and individually called a "SUBJECT GUARANTY");]

                 WHEREAS, the obligations of the Company under the Note Agreement and the Senior Notes are intended to be pari passu with obligations of the Company under the Bank Agreement[s]; and

                 WHEREAS, the Lenders have agreed, to enter into this Agreement so as to evidence the agreement between the Lenders with respect to certain payments that may be received [by the Banks pursuant to Set-Off Rights or from the Cash Collateral and][by the Lenders under or in connection with the Subject Guaranties];

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Lenders hereby agree as follows:

                 1. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of its Subject

Guaranty or Subject Guaranties in excess of its Proportionate Share (as defined below) of payments then or thereafter obtained by all Lenders with respect to the Subject Guaranties, such Lender shall purchase from the other Lenders such participation(s) in the indebtedness of the Company held by such other Lenders pursuant to the Company Loan Documents as shall be necessary to cause such purchasing Lender to share such payment or other recovery ratably, based on Proportionate Shares, with such selling Lenders; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded, and each selling Lender shall repay to the purchasing Lender the purchase price, to the ratable extent of such recovery in proportion to the amount received by such selling Lender, together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                 The term "PROPORTIONATE SHARE", as used herein, shall mean at any time for each Lender a fraction (a) the numerator of which is the aggregate principal amount of the indebtedness of the Company held by such Lender at such time pursuant to the Company Loan Documents and (b) the denominator of which is the aggregate principal amount of the indebtedness of the Company held by all Lenders at such time pursuant to the Company Loan Documents.

                 2. If any Bank shall obtain any payment or other recovery pursuant to Set-Off Rights in excess of its Proportionate Share of payments then or thereafter obtained by all Lenders with respect to any Set-Off Rights, such Lender shall purchase from the other Lenders such participation(s) in the indebtedness of the Company held by such other Lenders pursuant to the Company Loan Documents as shall be necessary to cause such purchasing Lender to share such payment or other recovery ratably, based on Proportionate Shares, with such selling Lenders; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded, and each selling Lender shall repay to the purchasing Lender the purchase price, to the ratable extent of such recovery in proportion to the amount received by such selling Lender, together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                 [3.      If any Bank shall obtain any payment or other
recovery from the Cash Collateral in excess of its Proportionate Share of payments then or thereafter obtained by all Lenders with respect to any Cash Collateral, such Bank shall purchase from the other Lenders such participation(s) in the indebtedness of the Company held by such other Lenders pursuant to the Company Loan Documents as shall be necessary to cause such purchasing Lender to share such payment or other recovery ratably, based on Proportionate Shares, with such selling Lenders; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded, and each selling Lender shall repay to the purchasing Lender the purchase price, to the ratable extent of such recovery in proportion to the amount received by such selling Lender, together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.]


                 [4.]     Each of the Company and each Guarantor, by signing a
copy of this Agreement, agrees that each Lender so purchasing a participation from another Lender pursuant to Sections 1 [or 2][, 2 or 3] hereof may, to the fullest extent permitted by law, exercise all its rights of payment (including rights of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Company and such Guarantor in the amount of such participation. The Company agrees to cause each Subsidiary that issues a Subject Guaranty to execute a counterpart of the Consent to this Agreement.

                 [5.]     If under any applicable bankruptcy, insolvency or
other similar law, any Lender possesses a secured claim, or receives a secured claim in lieu of a setoff to which Sections 1, 2 [or 3][, 3 or 4] hereof applies, such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Lenders in accordance with Sections 1[and 2][, 2 and 3] hereof.

                 [6.]     This Agreement shall in all respects be a continuing,
absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until all obligations of the Company and the Guarantors to the Lenders shall have been satisfied in full and all obligations of all Lenders to the other Lenders hereunder shall have been satisfied in full. Each Lender agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations of the Company or any of the Guarantors is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of the Company or any of the Company and the Guarantors or otherwise, as though such payment had not been made.

                 [7.]     This Agreement shall be binding upon, and inure to
the benefit of and be enforceable by, the Lenders, each of their respective successors, transferees and assigns and each person or entity that purchases a participation in the indebtedness of the Company or any Guarantor held by a Lender. Without limiting the generality of the foregoing sentence, any Lender may assign or otherwise transfer (in whole or in part) to any other person or entity the obligations of the Company or any of the Guarantors to such Lender under any of the Company Loan Documents, and such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Lender under this Agreement.

                 [8.] None of the provisions of this Agreement shall inure to the benefit of the Company, any of the Guarantors or, except as provided in
Section 7 hereof, any other person other than the Lenders; consequently, the Company, the Guarantors and any and all other persons shall not be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the provisions of this Agreement or the failure of any Lender to comply with such provisions.

                 [9.] No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Lender herefrom, shall in any event be effective unless the same shall be in writing and signed by all the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 [10.]    All notices and other communications provided to any
Lender under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such Lender at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such Lender in a notice to the other Lenders. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden of proving receipt shall be on the transmitting Lender.

                 [11.]    No failure or delay on the part of any Lender in
exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 [12.]    Whenever possible each provision of this Agreement
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 [13.]    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING

BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

                 [14.]    This Agreement may be separately executed in
counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.





                     [Signatures appear on the next page.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized officers.


                                   [SIGNATURE BLOCK FOR EACH
                                     BANK]


                                   By:___________________________
                                      Title:

                                   Address:




                                   THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA


                                   By:___________________________
                                      Vice President

                                   Address:
                                   c/o Prudential Capital Group
                                   Texas Commerce Tower
                                   2200 Ross Avenue, Suite 4200 E
                                   Dallas, Texas 75201
                                   Attention:  R. A. Walker
                                                 Managing Director
                                   (214) 720-6200 phone
                                   (214) 720-6299 fax

                             CONSENT AND AGREEMENT


                 Each of the undersigned hereby consents to the provisions of the foregoing Agreement and the transactions contemplated thereby and specifically agrees to the provisions of Section [4] of the Agreement (including the provisions regarding the right of setoff). Each of the undersigned agrees to notify each Lender promptly of any payment to, or setoff or obtaining of a secured claim by, the other Lenders contemplated by the foregoing Agreement.

                 Dated: ____________


                                TBC CORPORATION


                                By:__________________________
                                   Title:


                                [Signature block for each Guarantor]


                                By:__________________________
                                   Title:

                                                                       EXHIBIT F





                      STATE STREET BANK AND TRUST COMPANY
                               WIRE INSTRUCTIONS


                      State Street Bank and Trust Company
                                 Boston, Mass.
                                ABA #011-0000-28
                                 A/C#9903-943-0
                              Attn.:  Terry Thomas
                          Ref. TBC/BIG O TIRES ESCROW




                                   ADDRESSES


                                    US MAIL:
                      State Street Bank and Trust Company
              PO Box 778; Fourth Floor, Corporate Trust Department
                              Boston, Mass. 02102
                              Attn. Laura L. Morse



                           COURIER OR OVERNIGHT MAIL:
                      State Street Bank and Trust Company
        2 International Place, Fourth Floor, Corporate Trust Department
                              Boston, Mass. 02110
                              Attn. Laura L. Morse

                                                                          7/8/96

                                 SCHEDULE 6B(1)

                                 EXISTING LIENS


         - Bandag, Incorporated holds a security interest in certain tire re-treading equipment owned by Northern States Tire, Inc.

         -       See attached listing of liens encumbering Big O assets.

         - First National Bank of Chicago has a lien on Big O's inventory and accounts receivable to secure amounts owing to the Bank under its existing line of credit with Big O.

                                  Big O Liens


        Property Address                      Property Use              Status               Encumbrances
  875 American Pacific Drive              Regional Distribution      Used for Company     Indenture for Senior
  Henderson, Nevada                       Center                     Operations           Secured Notes

  3511 South T.K. Avenue                  Regional Sales, Service    Used for Company     Indenture for Senior
  Boise, Idaho                            & Distribution Center      Operations           Secured Notes

  Approximately 6.24 acres adjoining      Vacant                     For Sale             None
  Boise Regional Sales, Service &
  Distribution Center

  640 Park Boulevard                      Regional Sales, Service    Used for Company     Mortgage for the
  New Albany, Indiana                     & Distribution Center      Operations           benefit of National
                                                                                          City Bank, Kentucky

  544 North State Street                  Big O Tires Retail         Leased to            Deed of Trust for the
  Lake Oswego, Oregon                     Store                      Franchisee           benefit of AT&T Capital
                                                                                          Corporation

  Approximately 5.01 acres adjoining      Vacant                     For Sale             None
  the former Vacaville Regional Sales,
  Service & Distribution Center,
  Vacaville, California

  14891 East Colfax Avenue                Big O Tires Retail         Being Renovated      None
  Aurora, Colorado                        Store                      for Lease or sale

  900 East Highway 66                     Big O Tires Retail         Leased to            None
  Gallup, New Mexico                      Store                      Franchisee

  6800 West 120th                         Vacant                     For Sale             None
  Broomfield, Colorado

  2510 N. 75th Avenue                     Big O Tires Retail         Vacant Land Being    None
  Phoenix, Arizona                        Store                      Developed for Sale
  (Westridge Mall)                                                   to Franchisee.

  61st & Bell                             Big O Tires Retail         Vacant Land Being    None
  Phoenix, Arizona                        Store                      Developed for Sale
                                                                     to Franchisee.

  40420 California Oaks Road              Big O Tires Retail         Vacant Land Being    None
  Murrieta, California                    Store                      Developed for Sale
                                                                     to Franchisee.

  2210 Haines Avenue                      Big O Tires Retail         Vacant Land Being    None
  Rapid City, South Dakota                Store                      Developed for Sale
                                                                     to Franchisee.

  Quincy & Wadsworth                      Training Store             Vacant Land Being    None
  Denver, Colorado                                                   Developed for Big
                                                                     O Tires Training
                                                                     Facility - Will
                                                                     Find Owner to
                                                                     Purchase the
                                                                     Facility and Lease
                                                                     Back to the
                                                                     Company.


                                 SCHEDULE 6B(2)


                           PERMITTED SUBSIDIARY DEBT


         -       See attached listing of certain Big O Indebtedness.

         - Indebtedness owing by Northern States Tires, Inc. to Bandag Incorporated in the approximate principal amount of $104,000.

         - Northern States Tire, Inc. is obligated to issue promissory notes in the aggregate amount of $298,471 in payment of the balance of the purchase price payable to the sellers of the business and assets it acquired in September 1995.

         - Northern States Tire, Inc. is obligated to credit deferred compensation equal to 12.7% of its annual net income to a deferred compensation account established on its books for Lorin Dore (the former owner of Northern States, who is currently its General Manager) and is permitted to offset 12.7% of annual losses against such account, through the year ending December 31, 2005.

         - See Schedule 6B(1) for a list of the Liens relating to the above Indebtedness.

  05-Jul-96
01:13:04 PM
                       BIG O TIRES, INC. AND SUBSIDIARIES
                  SCHEDULE OF NOTES PAYABLE AND LONG TERM DEBT
                     (Including Capital Lease Obligations)
                           YEAR TO DATE JUNE 30, 1996

                                                BALANCE
                                               12-31-95          ADDITIONS            DELETIONS              TRANSFERS
                                              ------------------------------------------------------------------------
 N/P FIRSTBANK OF CHICAGO


          LINE OF CREDIT                       2,650,000.00     15,300,000.00      (16,700,000.00)

          LIBOR                                        0.00

          LIBOR                                        0.00

          UNUSED LOC

 2726 N/P KELLY SPRINGFIELD                    2,945,338.67                           (750,000.00)
                                              ------------------------------------------------------------------------
          SUBTOTAL CORPORATE                   5,595,338.67     15,300,000.00      (17,450,000.00)             0.00
                                              ------------------------------------------------------------------------
 BIG O DEVELOPMENT

          GIBSON NOTES (CHANDLER)                      0.00

          AT&T - L OWSEGO                        405,327.00                             (3,228.07)

          N/P BONDS                                    0.00

          N/P - SENIOR DEBT                    8,000,000.00

          N/P - INDIANA WAREHOUSE              1,366,666.72                            (49,999.98)

          N/P CONST. (RAMONA, CA)                      0.00
                                              ------------------------------------------------------------------------
          SUBTOTAL BODI                        9,771,993.72              0.00          (53,228.05)             0.00
                                              ------------------------------------------------------------------------
          TOTALS                              15,367,332.39     15,300,000.00      (17,503,228.05)             0.00
                                              ========================================================================
          LINE OF CREDIT                       2,650,000.00     15,300,000.00      (16,700,000.00)             0.00

          OTHER                               12,717,332.39              0.00         (803,228.05)             0.00
                                              ------------------------------------------------------------------------
          TOTALS                              15,367,332.39     15,300,000.00      (17,503,228.05)             0.00
                                              ========================================================================
 BIG O RETAIL ENTERPRISES, INC.:

          TIMMERMAN-MESA                          53,988.05                            (15,282.22)
                                              ------------------------------------------------------------------------
 BIG O DEVELOPMENT

          CAP.LSE.OBLIG.BLDG.                    113,431.73                             (2,506.95)
                                              ------------------------------------------------------------------------
          TOTALS                                 199,977.52              0.00          (17,789.17)             0.00
                                              ========================================================================

                                                  BALANCE            CURRENT           LONG-TERM
                                                  06-30-96          MATURITIES          PORTION
                                                --------------------------------------------------
 N/P FIRSTBANK OF CHICAGO


          LINE OF CREDIT                         1,250,000.00                         1,250,000.00

          LIBOR                                          0.00                                 0.00

          LIBOR                                          0.00                                 0.00

          UNUSED LOC

 2726 N/P KELLY SPRINGFIELD                      2,195,338.67      1,600,000.00         595,338.67
                                                --------------------------------------------------
          SUBTOTAL CORPORATE                     3,445,338.67      1,600,000.00       1,845,338.67
                                                --------------------------------------------------
 BIG O DEVELOPMENT

          GIBSON NOTES (CHANDLER)                        0.00                                 0.00

          AT&T - L OWSEGO                          402,098.93          9,763.93         392,335.00

          N/P BONDS                                      0.00                                 0.00

          N/P - SENIOR DEBT                      8,000,000.00              0.00       8,000,000.00

          N/P - INDIANA WAREHOUSE                1,316,666.74         99,999.96       1,216,666.78

          N/P CONST. (RAMONA, CA)                        0.00              0.00               0.00
                                                --------------------------------------------------
          SUBTOTAL BODI                          9,718,765.67        109,763.89       9,609,001.78
                                                --------------------------------------------------
          TOTALS                                13,164,104.34      1,709,763.89      11,454,340.45
                                                ==================================================
          LINE OF CREDIT                         1,250,000.00              0.00       1,250,000.00

          OTHER                                 11,914,104.34      1,709,763.89      10,204,340.45
                                                --------------------------------------------------
          TOTALS                                13,164,104.34      1,709,763.89      11,454,340.45
                                                ==================================================
 BIG O RETAIL ENTERPRISES, INC.:

          TIMMERMAN-MESA                            38,705.83         32,893.01           5,812.82
                                                --------------------------------------------------
 BIG O DEVELOPMENT

          CAP.LSE.OBLIG.BLDG.                      110,924.78          6,097.24         104,827.54
                                                --------------------------------------------------
          TOTALS                                   149,630.61         38,990.25         110,640.36
                                                ==================================================

                                 SCHEDULE 6B(3)


                         EXISTING LOANS AND INVESTMENTS


         -       See Schedule 1 for a listing of all Subsidiaries.

         - The Company owns 40% of the ownership interests in TBC de Mexico, a Mexican company.

         - The Company owns 50% of TBC Worldwide, a Delaware limited liability company.

         - Big O Retail Enterprises, Inc. owns 51% of the stock of Apex Tire, Inc., a Utah corporation.

         - Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

         - See attached listing of Big O notes receivable and pending MAP loans.

         - See attached listing of notes receivable held by the Company, Battery Associates, Inc., and Northern States Tire, Inc.

         -       Big O Joint Ventures:

                 - Big O Retail Enterprises, Inc. is a 50% partner in Big O/S.A.N.D.S. Joint Venture, a California partnership.

                 - Big O Retail Enterprises, Inc. is a 50% partner in Big O/CMT Joint Venture, a California partnership.

                 - Big O Development, Inc. is a 50% partner in Intermountain Development Joint Venture, a Colorado partnership.

                 - Big O Development, Inc. is a 50% partner in SCB Group Joint Venture, a California partnership.

                                  SCHEDULE 1

                                 SUBSIDIARIES



Investment                                Owned                              Percent                  Jurisdiction of
   In                                       By                              Ownership                 Organization
- ----------                                -----                             ---------                 -------------
Big O Tires, Inc.                         Borrower                            100%                        Nevada

Big O Retail Enterprises, Inc.            Big O                               100%                        Colorado

Big O Development, Inc.                   Big O                               100%                        Colorado

O Advertising, Inc.                       Big O                               100%                        Colorado

Big O Tire of Idaho, Inc.                 Big O                               100%                        Idaho

TBC International, Inc.                   Borrower                            100%                        Delaware

TBC Sales, Inc.                           Borrower                            100%                        Delaware

Northern States Tire, Inc.                Borrower                            100%                        Delaware

Battery Associates, Inc.                  Borrower                            100%                        Delaware

                               BIG O TIRES, INC.
                   CONSOLIDATED SCHEDULE OF NOTES RECEIVABLE
                           YEAR TO DATE JUNE 30,1996
                            PRINCIPAL BALANCES
- --------------------------------------------------------------------------------

                                           BALANCE                                        BALANCE           CURRENT       LONG-TERM
 DESCRIPTION                              12-31-95        ADDITIONS       PAYMENTS        06-30-96         MATURITIES      PORTION
- ------------------------------------------------------------------------------------------------------------------------------------
 OFFICE 1828 N/R - CORP: MISC

 BOISE TRUST                               29,372.74                     (3,707.10)        25,665.64       7,994.09       17,671.55

 DENVER TRUST                              37,360.79                          0.00         37,360.79      11,756.37       25,604.42

 FOUNTAIN                                 296,321.72                     (4,666.55)       291,655.17       9,966.13      281,689.04

 FOUNTAIN                                 173,358.71                    (13,048.04)       160,310.67      27,866.05      132,444.62

 CONSOLIDATED TIRE SPOKANE                 15,077.39                          0.00         15,077.39           0.00       15,077.39

 CHRIS HANNAH                               9,052.05                     (9,052.05)             0.00           0.00            0.00

 PROGRESSIVE                               64,192.52                    (48,144.36)        16,048.16      16,048.16            0.00

 SASHA ATTA                                 8,226.39                     (6,114.05)         2,112.34       2,112.34           (0.00)

 HUNTINGTON BEACH                             733.88                       (733.88)            (0.00)          0.00           (0.00)

 MONTROSE HAWLEY                                0.00     114,292.00      (5,940.40)       108,351.60      19,083.36       89,268.24

 MIRAMAR MOORE                                  0.00      13,059.83      (1,049.78)        12,010.05       7,098.75        4,911.30

 WESTMINSTER, CA                                0.00       3,693.95        (729.78)         2,964.17       2,964.17           (0.00)

 COSTA MESA HOLSTINE                            0.00      20,000.00                        20,000.00           0.00       20,000.00

 REDMOND, WA                                    0.00      51,386.47     (25,000.00)        26,386.47       4,282.61       22,103.86

 HAMILTON ST. HELENS                            0.00      15,000.00                        15,000.00       3,171.03       11,828.97
                                          ------------------------------------------------------------------------------------------

 1828 N/R - CORP.:MISC.                   633,696.19     217,432.25    (118,185.99)       732,942.45     112,343.06      620,599.39
                                          -----------------------------------------------------------------------------------------

 29 N/R - CORP.:RELATED PARTIES

 ROQUET                                    20,000.00                    (20,000.00)             0.00           0.00            0.00

 CSB                                      590,444.10                     (5,143.24)       585,300.86      11,267.22      574,033.64

 CSB                                            0.00     250,000.00      (6,103.67)       243,896.33      15,793.05      228,103.28
                                          ------------------------------------------------------------------------------------------
                                          610,444.10     250,000.00     (31,246.91)       829,197.19      27,060.27      802,136.92
 85 N/R

 MINNESALE                                470,547.77                    (16,470.08)       454,077.69           0.00      454,077.69

 40 N/R - KY : A/R TO NOTES

 COMMONWEALTH TIRE CO.                     45,112.05                     (6,664.43)        38,447.62      12,474.34       25,973.28

 DENVER RSSC

 1830 N/R - COLO.:STORE SALES

 FOOTE LOVELAND                           339,998.77                          0.00        339,998.77           0.00      339,998.77

 WILLIAMS - COSTA MESA 17TH               201,260.66                   (201,260.66)             0.00           0.00            0.00

 N/R - SALEM                               37,757.00                     (8,653.56)        29,103.44      18,854.31       10,249.13
                                          ------------------------------------------------------------------------------------------
 1830 N/R - COLO.:STORE SALES             579,016.43           0.00    (209,914.22)       369,102.21      18,854.31      350,247.90
                                          ------------------------------------------------------------------------------------------

 1832 N/R - COLO.:A/R TO NOTES

 LEBARON                                  203,962.76                     (9,848.71)       194,114.05      21,152.06      172,961.99

 CASPER                                    11,761.38                                       11,761.38       7,480.24        4,281.14

 CASPER                                    28,899.40                     (4,705.49)        24,193.91      14,206.53        9,987.38

 WESTAR                                    24,922.01                        452.74         25,374.75         841.69       24,533.06

 GILLETTE                                  33,444.88                     (3,321.43)        30,123.45       7,301.88       22,821.57

 BRIGHTON                                  66,657.39                     (4,379.65)        62,277.74      13,829.88       48,447.86

 GOLDEN                                    37,000.00                          0.00         37,000.00       7,272.14       29,727.86

 LINCOLN, NE                               60,044.75                     (1,731.92)        58,312.83      10,438.70       47,874.13

 ALBQ, NM MILLER                                0.00      50,000.00           0.00         50,000.00       2,643.59       47,356.41

 PUEBLO KEITH                                   0.00      13,974.22      (3,493.56)        10,480.66      10,480.66            0.00


          --------------------PRINCIPAL BALANCES--------------------

                                           BALANCE                                        BALANCE           CURRENT       LONG-TERM
 DESCRIPTION                              12-31-95        ADDITIONS       PAYMENTS        06-30-96         MATURITIES      PORTION
- ------------------------------------------------------------------------------------------------------------------------------------
 GALLUP LELOFF                                  0.00     139,339.79        (511.47)       138,828.32      14,543.03      124,285.29
                                          ------------------------------------------------------------------------------------------
 1832 N/R - COLO.:A/R TO NOTES            466,692.57     203,314.01     (27,539.49)       642,467.09     110,190.40      532,276.69
                                          ------------------------------------------------------------------------------------------
 __VILLE RSSC

 N/R - NO. CAL.:A/R TO NOTES

 N/R - STORE 9 NAPA                        28,295.34                     (4,942.54)        23,352.80      10,699.73       12,653.07

 N/R - STORE 38 ROCKLIN                    22,596.36                     (3,916.14)        18,680.22       8,471.94       10,208.28

 N/R - STORE 41 CARMICHAEL                 29,263.30                     (6,217.54)        23,045.76      11,602.65       11,443.11

 N/R - STORE 41 CARMICHAEL                 19,320.93                     (3,348.48)        15,972.45       7,243.87        8,728.58

 N/R - CITRUS HEIGHTS MCKELLAR             33,722.79     (33,191.08)       (531.79)             0.00           0.00            0.00

 N/R - CITRUS HEIGHTS MCKELLAR              6,000.00      (6,000.00)          0.00              0.00           0.00            0.00

 N/R - CITRUS HEIGHTS MCKELLAR                  0.00     142,176.96                       142,176.96       2,408.64      139,768.32

 N/R - STORE 102 SAN RAFAEL                26,848.69                     (4,829.87)        22,018.82      10,448.06       11,570.76

 N/R - STORE 137 VISALIA                   78,782.01                     (5,171.80)        73,610.21      11,274.88       62,335.33

 N/R - STORE 141 LINCOLN                    7,709.26                     (4,110.09)         3,599.17       3,599.17           (0.00)

 N/R - STORE 5127 LOS BANOS                27,626.30                    (14,728.63)        12,897.67      12,897.67           (0.00)
                                          ------------------------------------------------------------------------------------------
 1852 N/R - NO. CAL.:A/R TO NOTES         280,164.98     102,985.96     (47,796.88)       335,354.06      78,646.61      256,707.45
                                          ------------------------------------------------------------------------------------------

 N/R - SO.CAL.:A/R TO NOTES

 MESA GILBERT RD                           18,910.60                     (4,055.52)        14,855.08       8,784.10        6,070.98

 RIVERSIDE, CA DUDDY                        9,385.39      46,282.89      (4,762.31)        50,905.97       8,356.42       42,549.55

 DORONA DUDDY                              70,016.93                     (6,254.73)        63,762.20      13,534.38       50,227.82

 SCOTTSDALE GUNNELL                       188,070.66                     (6,491.66)       181,579.00      14,324.80      167,254.20

 BREA ROGENES                              30,570.49                     (2,812.60)        27,757.89       6,189.27       21,568.62

 CHANDLER JUDD                             27,992.92                     (2,581.12)        25,411.80       5,637.92       19,773.88

 SAN MARCOS                                51,673.09                    (51,673.09)             0.00           0.00            0.00

 TUCSON THORNYDALE                         34,000.00                          0.00         34,000.00       4,776.57       29,223.43

 CHANDLER, AZ                                   0.00      10,767.48      (8,892.05)         1,875.43       1,875.43           (0.00)

 WESTMINSTER, CA                                0.00      40,134.00           0.00         40,134.00       2,087.87       38,046.13

 EL CENTRO, CA                                  0.00      40,000.00      (2,076.26)        38,723.74       7,196.73       31,527.01

 LAHABRA ALTMAN                                 0.00      86,390.17      (4,788.59)        81,601.58      14,437.03       67,164.55

 REDLANDS ROGERS                                0.00     129,418.62      (6,396.87)       123,021.75      28,323.66       94,698.09

 MIRAMAR MOORE                                  0.00      60,745.08           0.00         60,745.08           0.00       60,745.08

 LANCASTER FELIX                                0.00      27,429.41        (704.45)        26,724.96       4,487.85       22,237.11
                                          ------------------------------------------------------------------------------------------

 1862 N/R - SO.CAL.:A/R TO NOTES          430,620.08     441,967.65    (101,489.25)       771,098.48     120,012.03      651,086.45
                                          ------------------------------------------------------------------------------------------

 ___
 72 N/R - IDAHO:A/R TO NOTES

 N/R - OREM                               462,560.38                     (2,007.95)       460,552.43       4,264.23      456,288.20

 N/R - EVANSTON                            47,029.13                     (4,493.49)        42,535.64      15,744.76       26,790.88

 N/R - D AND J                             11,098.96                     (8,347.27)         2,751.69       2,751.69           (0.00)

 N/R - ROY                                 40,766.89                     (2,344.40)        38,422.49       5,117.69       33,304.80

 N/R - SPOKANE                            235,244.43                          0.00        235,244.43      69,294.64      165,949.79

 N/R - SLC (HIGHLAND)                      59,160.00                     (1,909.73)        57,250.27      10,051.44       47,198.83

                                                       PRINCIPAL BALANCES
                                 -------------------------------------------------------------------

                                      BALANCE                                        BALANCE          CURRENT         LONG-TERM
 DESCRIPTION                          12-31-95        ADDITIONS       PAYMENTS       06-30-96         MATURITIES      PORTION
- ------------------------------------------------------------------------------------------------------------------------------------
 N/R - LAKE OSWEGO                         30,000.00                          0.00         30,000.00       8,413.91       21,586.09

 N/R - EVERETT                                  0.00       6,782.94      (2,168.25)         4,614.69       4,614.69            0.00
                                     -----------------------------------------------------------------------------------------------
 1872 N/R - IDAHO:A/R TO NOTES            885,859.79       6,782.94     (21,271.09)       871,371.64     120,253.05      751,118.59
                                     -----------------------------------------------------------------------------------------------
 TOTALS                                 4,402,153.96   1,222,482.81    (580,578.34)     5,044,058.43     599,834.07    4,444,224.36
                                     ===============================================================================================

 BIG O DEVELOPMENT

 BESSIE PAULSEN TUFTS                     293,539.87                     (1,717.28)       291,822.59       3,681.28      288,141.31
                                     ===============================================================================================
 GRAND TOTAL                            4,695,693.83   1,222,482.81    (582,295.62)     5,335,881.02     603,515.35    4,732,365.67
                                     ===============================================================================================


 PER ABOVE                              4,695,693.83   1,222,482.81    (582,295.62)     5,335,881.02     603,515.35    4,732,365.67


 CLASSIFICATION

 NET ASSETS ON STORE SALES               (470,547.77)          0.00      16,470.08       (454,077.69)         0.00      (454,077.69)

 CSB NOTE REC. ON SALE OF JOINT          (550,000.00)                                    (550,000.00)                   (550,000.00)
 VENTURE

 NOTES RESERVED FOR:

          CASPER                          (11,761.38)          0.00           0.00        (11,761.38)    (7,480.24)       (4,281.14)

          CASPER                          (28,899.40)          0.00       4,705.49        (24,193.91)   (14,206.53)       (9,987.38)

          OREM                           (462,560.38)          0.00       2,007.95       (460,552.43)    (4,264.23)     (456,288.20)
                                     ----------------------------------------------------------------------------------------------
                                        3,171,924.90   1,222,482.81    (559,112.10)     3,835,295.61     577,564.35    3,257,731.26
                                     ===============================================================================================
 OTHER                                  3,111,480.80     972,482.81    (527,865.19)     3,556,098.42     550,504.08    3,005,594.34

 RELATED PARTIES                           60,444.10     250,000.00     (31,246.91)       279,197.19      27,060.27      252,136.92
                                     -----------------------------------------------------------------------------------------------
                                        3,171,924.90   1,222,482.81    (559,112.10)     3,835,295.61     577,564.35    3,257,731.26
                                     ===============================================================================================

                                         CURRENT         CURRENT           NET             NET        TOTAL
                                          OTHER          RELATED          OTHER          RELATED
 BALANCES PER BOOKS, JUNE 30, 1996        576,455.08      27,060.27    4,480,228.75       252,136.92   5,335,881.02

 ADJUSTMENTS                               25,951.00           0.00    1,474,634.41             0.00   1,500,585.41
                                         --------------------------------------------------------------------------
 ADJUSTED BALANCES, JUNE 30, 1996         550,504.08      27,060.27    3,005,594.34       252,136.92   3,835,295.61

                              PENDING MAP LOANS


APPROVED WAITING FOR FINAL NUMBERS AND FRANCHISEE SIGNATURE

 FRANCHISEE                                                                               APPROXIMATE AMOUNT


 Paul McKellar                                                                                     $148,000

 Thomas J. Duddy                                                                                   $ 60,000
                                                                                                   --------

                                              TOTAL                                                $208,000
                                                                                                   ========
 BIG O HAS SIGNED LETTER OF INTENT, BUT NO FINAL APPROVAL

 FRANCHISEE                                                                               APPROXIMATE AMOUNT


 Frans Voorstad                                                                                    $ 50,000

 Russ Crowell                                                                                      $ 50,000

 Jan Kirk                                                                                          $145,000
                                                                                                   --------

                                              TOTAL                                                $245,000
                                                                                                   ========
 TOTAL PENDING MAPS                                                                                $453,000



 MAP LOANS DISCUSSED, NOT YET APPROVED BY BIG O.


 FRANCHISEE                                                                               FRANCHISEE LOCATION


 Ed and Kathy Doran                                                                       West Oakland, CA

 Guido Bertoli                                                                            Santa Cruz, CA

 Steve Wallace                                                                            Louisville, KY

 Sharon Smith                                                                             Portland, OR


 TOTAL # OF MAP LOANS PENDING = 9

TBC CORPORATION (PARENT)
SCHEDULE OF NOTES AND TRADE
ACCEPTANCES RECEIVABLE
AS OF MAY 31, 1996
(Unaudited)

                                      ORIGINATION      ORIGINAL       INTEREST        TOTAL                          LONG
                PAYOR                     DATE          AMOUNT          RATE           OWED         CURRENT          TERM
- -----------------------------------------------------------------------------------------------------------------------------
 NOTES RECEIVABLE

 Wall Tire Distributors, Inc.         04/1/89          $4,896,673         10.00%     $4,896,673         --         $4,896,673
          Payment terms:  No
          payments have been made.
          The matter is now in
          litigation.

 Emery Sales, Inc.                    09/10/93            651,236          7.50%         38,191         38,191           --
          (Amount shown as due is
          net of $194,981, which
          was written off in
          December 1994 and
          $150,000, which was
          written off in December
          1995.)

          Payment terms:  payments
          of $12,146.04 per month
          are currently being made.
          A balloon payment was due
          on October 10, 1994.

          Interest:  no longer is
          being applied.

 Southwest Tire & Supply              02/15/94          2,500,000          9.25%        276,012        276,011           --
          Payment terms:  equal
          monthly payments of
          $27,059.00.  Payments are
          computed using prime
          rates in effect on
          February 15th of each
          year.

          Interest:  included as
          part of the monthly
          payment, at a rate of
          prime +1.00%

 Kost Tire Distributors               04/30/96          1,595,607         10.25%      1,468,770      1,468,770           --
          Payment terms:  equal
          monthly payments of
          $140,464.77 beginning
          May 15, 1996 and ending
          April 15, 1997.

          Interest:  included as
          part of the monthly
          payment, at the rate of
          10.25% per annum.

 Pedro Garcia                         08/15/95             60,000          8.75%         46,055          7,770         38,285
          Payment terms:  equal
          monthly payments of
          $957.75 beginning
          September 15, 1995 and
          ending September 15,
          2002.

          Interest:  included as
          part of the monthly
          payment, at the prime
          rate.

 V.I.P., Inc.                         09/06/95            400,000          8.75%        266,666        266,666           --
          Payment terms:  interest
          only for the first six
          months, equal principal
          reduction for the last
          six months with payments
          ending September 6, 1996.

          Interest:  included as
          part of the monthly
          payment, at the prime
          rate.

 Aspen Enterprises, Inc.              10/15/95          1,000,000          8.75%        726,118        503,168        222,950
          Payment terms:  equal
          monthly payments of
          $45,570.12 beginning
          November 15, 1995 and
          ending October 15, 1997.

          Interest:  included as
          part of the monthly
          payment, at the present
          rate of 8.75%, adjusted
          annually.
                                                                                      ---------------------------------------
          Total Notes Receivable - TBC                                                7,718,485      2,560.576      5,157,908
                                                                                      ---------------------------------------

                           NORTHERN STATES TIRE, INC.               July 5, 1996


Deron Wisdom
TBC CORPORATION
Via:  FAX

Dear Deron the following is our Note Receivable as of June 30, 1996:

 Wakefield Tire Center                          July 96          12% INT           $ 4,023.56

 Pittsfield Tire & Auto                         Aug 97           12% INT           $ 7,489.98

 Dracut Tire                                    July 96          12% INT           $ 4,926.45

 Nite Owl Tire                                  Dec 96           12% INT           $12,563.29

 County Tire                                    Mar 00            0% INT           $29,000.00

 *Wilder Auto                                   Oct 98            0% INT           $ 9,800.00

Ledger Balance Agreements


 **Bob Aronson Tire                             _______          0% INT            $15,000.00

 Nite Owl Tire                                  Sept 96          0% INT            $30,000.00

 Pittsfield Tire                                Sept 96          0% INT            $11,000.00

 County Tire                                    Sept 96          0% INT            $10,000.00


                                                                                   $133,803.28

*        Will be paid at time of FDIC settlement, should be September 98.

** Pay back only beings if inventory turns aren't adequate. Interest rate on ledger balance is 12% if they don't abide by repayment schedule.


Please call if you have any questions.




Jim Dore

BATTERY ASSOCIATES, INC.
SCHEDULE OF NOTES RECEIVABLE
AS OF MAY 31, 1996 (unaudited)

                              Original    Initiation                Monthly       Current    Long-Term
          Name                 Amount        Date        Rate       Payment       Portion     Portion      Total
- -------------------------------------------------------------------------------------------------------------------
 Pennsylvania Battery           39,534   05/01/88        10.50%   $        620   $   6,793  $     2,427   $  9,220

 Coalinga Battery               59,817   03/01/95        10.50%   $      1,501      13,961       30,900     44,861

 Ohio Battery                   82,623   05/02/90        10.50%          1,084       8,831       34,913     43,744

 Warehouse

 Arkansas Battery              101,444   08/25/92        10.25%          1,327       8,669       65,956     74,625

 Tri-Cities Battery             97,465   10/05/92        10.50%          1,134       7,267       56,502     63,769

 Northern Battery               54,001   03/01/95        10.50%          2,838      30,680       13,808     44,488
                                                                                 ---------------------------------
 TOTAL                                                                           $  76,201  $   204,506   $280,707
                                                                                 =================================





Notes:

- -        The interest rate on the Ohio Battery Warehouse note is based on prime rate plus 2% to be adjusted annually on January 1st.

- -        The interest rate on the Arkansas Battery note is based on federal discount rate plus 5% to be adjusted semi-annually on January 1st and July 1st.

- -        The interest rate on the Tri-Cities Battery, Pennsylvania Battery,
         Coalinga Battery and Northern Battery notes are based on prime rate plus 2% to be adjusted semi-annually on January 1st and July 1st.

                                  SCHEDULE 6C

                         EMPLOYEE STOCK INCENTIVE PLANS


         -       TBC Corporation Amended and Restated 1989 Stock Incentive
                 Plan.

         -       TBC Corporation 1983 Stock Option Plan, as amended.

                                  SCHEDULE 8D


                              EXISTING GUARANTEES


         -       See attached listing of Big O Guarantees.

         - The Company has guaranteed a $1.5 million line of credit made available to TBC de Mexico by First Tennessee Bank.

         - The Company has guaranteed all obligations of Northern States Tire, Inc. to Bandag Incorporated.

                                              Financial Guarantees



                                                                      Total                      Total                  Big O
                                                    Big O             Outstanding                Outstanding           Guaranty
                                                    Percent           Balance                    Balance               Portion
                                                    Guaranty          12/31/95                   03/31/96              03/31/96
                                                    -------------     -----------                -----------           --------
Sun Trust Credit (formerly Stephens
Franchise Financing):
  RBO/Ken Raley                                     100.00%           430,741.33                 405,320.53             405,320.53
  Rando, Vannie DePeiro & Roger Case                 60.00%           131,729.60                 123,980.80              74,388.48
  Stone City Tire, Richard Pflanz & Jerry
   Thurman                                           60.00%           105,210.00                  99,198.00              59,518.80
  Candelario, McKeller, Toscan &
   Ballentine                                        60.00%           117,985.50                  92,083.64              55,250.18

                                                                                                                       ===========
                                                                                                                        594,477.99
                                                                                                                       -----------

ICON Capital Corp.
  Star Tire and Service                             100.00%             9,205.30                   6,137.20               6,137.20
  Superior Tire                                     100.00%            20,607.90                  14,425.83              14,425.83
  Cuza Corp.                                        100.00%            26,308.96                  17,539.64              17,539.64
  H&K Tires                                         100.00%            24,931.95                  15,866.15              15,866.15
  Adamson Tire & Brake                              100.00%            27,260.80                  20,445.85              20,445.85
  Aneree Assoc.                                     100.00%             4,319.17                   1,440.39               1,440.39

                                                                                                                       ===========
                                                                                                                         75,855.06
                                                                                                                       -----------

FBS Leasing
  G&H Tire Service, Inc.                            100.00%             7,791.62                   7,791.82               7,791.82
  G&H Tire Service, Inc.                            100.00%            12,522.13                   8,997.97               8,997.97

                                                                                                                       ===========
                                                                                                                         16,789.79
                                                                                                                       -----------

AT&T Real Estate Joint Venture Loans:
  Intermountain Realty - 001 (Castle Rock
  sold 4/96)**                                      100.00%           402,514.43                 398,870.54             398,870.54
  Intermountain Realty - 803 (Frisco, CO)           100.00%           432,168.82                 432,661.35             432,661.35
  Intermountain Realty - 003 (Montrose,CO)          100.00%           407,927.41                 405,162.69             405,162.69
  Intermountain Realty - 004 (Aurora, CO-
    Smoky Hill-sold 4/96)**                         100.00%           511,469.01                 508,002.66             508,002.66
  Intermountain Realty - 005 (Colorado
    Springs, CO-Academy)                            100.00%           509,635.33                 506,291.05             506,291.05
  Intermountain Realty - 006 (Parker, CO)           100.00%           492,298.60                 489,175.71             489,175.71
  Intermountain Realty - 007 (Sioux Falls
    SD)                                             100.00%           488,522.48                 488,522.48             488,522.48
  Intermountain Realty - 008 (Northglenn,
    CO)                                             100.00%           501,172,71                 498,867.21             498,867.21
   Storms Tires (Payson, AZ)                        100.00%           328,118.48                 326,407.34             326,407.34

                                                                                                                      ============
                                                                                                                      4,053,961.03
                                                                                                                      ------------
AT&T Equipment Joint Venture Loans:
  Herbert Hawley Joint Venture                      100.00%            54,219.42                  49,994.04              49,994.04
  Big O/CSB Joint Venture                           100.00%            52,609.95                  46,122.16              46,122.16
  Big O/CSB Joint Venture                           100.00%            52,624.32                  46,136.85              46,136,85
  Big O/CSB Joint Venture                           100.00%            98,289.22                  86,528.20              86,528.20
  Big O/CSB Joint Venture                           100.00%            66,297.57                  62,594.75              62,594.75
  Big O/S.A.N.D.S. Joint Venture                    100.00%            57,190.93                  50,759.18              50,759.18
  Big O/CMT Joint Venture                           100.00%            79,435.34                  76,009.18              76,009.18

                                                                                                                      ============
                                                                                                                        418,144.36
                                                                                                                      ------------

The Money Store:
  Golden Ventures, LLC, Mr. and Mrs.
   Engebretson (18, 2/96-7/97)                      100.00%           137,765.00                 122,458.08             122,458.08
  Brawl, Inc., Bob Joy and Loren Howe
   (18, 11/95-10/96)                                100.00%            62,046.00                  37,227.60              37,227.60
  Chandler, AZ Figgins/Judd (18,
   7/95-12/96)                                      100.00%            85,901.00                  64,425.42              64,425.42
  Rand Rogenes, Brea, CA (12,
   8/95 - 7/96)                                     100.00%            43,642.00                  24,938.24              24,938.24
  Marine E. Compton and Sandra S.
   Kelly Compton (18, 2/96 - 7/97)                  100.00%           149,110.00                 132,542.24             132,542.24
  JSM Tire, Inc.; Stephen L. & Jean M.
   Morris (18, 2/96 - 7/97)                         100.00%           147,023.00                 130,687.52             130,687.52
  Mr. Richard Parry (Santa Maria, CA)
   (18, 5/96 - 12/97)*                              100.00%                                      141,285.42             141,285.42
  Mr. Gale Miller (Albuquerque, NM)
   (18, 5/96 - 12/97)*                              100.00%                                      137,638.98             137,638.98
  Mr. Joe Williams (Redmond, WA)
   (18, 7/96-1/98)*                                 100.00%                                       55,224.00              55,224.00

                                                                                                                       ===========
                                                                                                                        846,427.50
                                                                                                                       -----------

Heller First Capital
  Woodmore Automotive, Inc. (18 months)             100.00%                                      144,556.20             144,556.20

                                                                                                                       ===========
                                                                                                                        144,556.20
                                                                                                                       -----------


Minnequa Bank
  Intermountain Realty (Pueblo -                    100.00%                                       382,511.72            382,511.72
   scheduled for sale on 7/22/96)
                                                                                                                        382,511.72
                                                                                                                       ------------

                                                                      Total                   Total                  Big O
                                                    Big O             Outstanding             Outstanding           Guaranty
                                                    Percent           Balance                 Balance               Portion
                                                    Guaranty          12/31/95                03/31/96              03/31/96
                                                    -------------     -----------             -----------           --------
        Total Franchisee Financing                                                                                   6,532,723.65

        Notes Receivable Guarantee - CIT                                                                             1,391,373.95

        Real Estate Lease Guarantees                                                                                 6,268,603.78

        Mortgage Loan Guarantee -Allstate                                                                            2,720,226.79
                                                                                                                    =============

                 Total Guarantees                                                                                   16,912,928.17
                                                                                                                    -------------


Anticipated additions the week of July 8, 1996:

18-Months SBA Loan Guarantees
  Schlittenhart Enterprises, Dennis
   Schlittenhart***                                                                            153,216.00
  Granada Enterprises Corp., Frank                                                                                     297,684.00
                                                                                                                    ==============
   Granada***                                                                                  144,468.00

                 Total Guarantees                                                                                   17,210,612.17
                                                                                                                    --------------



*Additions after 03/31/96
** Deletions after 03/31/96
*** The amount listed is an estimate as final numbers are not available until closing.

                                 SCHEDULE 8G

                         AGREEMENTS RESTRICTING DEBT


         - Note Purchase Agreement, dated April 27, 1994, between Big O and USG Annuity & Life Company and Republic Western Insurance Company.